BRIDGE LOAN

AND

SECURITY AGREEMENT

Dated as of September 23, 2015 between

TAURIGA SCIENCES INC.,

a Nevada corporation, as “Borrower”,

and

ALTERNATIVE STRATEGY PARTNERS PTE. LTD.,

a Singapore private limited company, as “Lender”

BRIDGE LOAN AND SECURITY AGREEMENT

This Bridge Loan and Security Agreement (as further amended, restated, supplemented or otherwise modified from time to time, this “Agreement”) is dated as of September 23, 2015 is entered into by and between TAURIGA SCIENCES INC., a Nevada corporation (the “Borrower”) and ALTERNATIVE STRATEGY PARTNERS PTE. LTD., a Singapore private limited company (the “Lender”).

WHEREAS, the Lender and the Borrower have agreed to enter into this Agreement in order to, among other things (a) set forth the terms and conditions under which the Lender will make the Bridge Loan to Borrower, (b) evidence the Bridge Loan; and,

WHEREAS, it is the intention of the Borrower and the Lender that, subject to the terms and conditions of the “Loan Documents” (defined herein below), all of the “Obligations” (defined herein below) shall be secured by a first priority “Lien” (defined herein below) on all of the Borrower’s personal and real property, including without limitation, all of the Borrower’s assets;

NOW THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the parties hereto hereby agree to amend and restate the Original Agreement in its entirety and otherwise agree as follows:

ARTICLE 1 – INTERPRETATION

1.1        Definitions. The terms defined in Article 10 will have the meanings therein specified for purposes of this Agreement.

1.2        Inconsistency. In the event of any inconsistency between the provisions of any Loan Document and this Agreement, the provisions of this Agreement will be controlling for the purpose of all relevant transactions.

1.3        General. All capitalized terms used which are not specifically defined herein shall have meanings provided in Article 9 of the UCC to the extent the same are used or defined therein. Unless otherwise specified herein, any agreement, contract, instrument or other document referred to herein shall mean such agreement, contract, instrument or other document as modified, amended, restated or supplemented from time to time. Unless otherwise specified, as used in the Loan Documents or in any certificate, report, instrument or other document made or delivered pursuant to any of the Loan Documents, all accounting terms not defined in this Agreement shall have the meanings given to such terms in and shall be interpreted in accordance with GAAP. The terms “herein”, “hereof” and similar terms refer to this Agreement as a whole. In the computation of periods of time from a specified date to a later specified date in any Loan Document, the terms “from” means “from and including” and the words “to” and “until” each mean “to but excluding” and the word “through” means “to and including.” In any other case, the terms “includes”, “include” and “including” when used in any Loan Document means “including without limitation.” Unless otherwise expressly indicated, the meaning of any term defined (including by reference) in any Loan Document shall be equally applicable to both the singular and plural forms of such term. All references in a Loan Document to Articles, Sections, Exhibits, Attachments, Appendices and Schedules shall be construed to refer to Articles and Sections of, and Exhibits, Attachments, Appendices and Schedules to, the Loan Document in which such references appear. Any reference to any law shall include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such law and any reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time.

ARTICLE 2 - THE LOANS

2.1 Bridge Loan.

(a)        Subject to the terms and conditions of this Agreement, Lender agrees make a term loan to Borrower on the date of Closing A in an amount not to exceed $180,000 (the “Bridge Loan”).

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(b)        Subject to the terms and conditions of this Agreement, the Lender may, in its sole discretion, during the Availability Period make additional term loans, (the “Additional Loans”). The proceeds of the Bridge Loan and the Additional Loans, if any, may be used solely to fund Borrower’s obligation(s) to make the Investor Deposit and the “Investment” (as defined in the Term Sheet) pursuant to the Term Sheet, and the Bridge Loan and each Additional Loan, if any, shall be treated as one of the term Loans under this Agreement and the other Loan Documents.

(c)        The Loans are not a revolving credit facility and Borrower does not have the right to repay and re-borrow hereunder and payments of principal on the Loans shall permanently reduce the Loans.

2.2        Notes Evidencing Loans; Repayment. Each Loan shall be evidenced by a separate Note payable to the order of Lender, in the total principal amount of the Loan. Principal and interest of each Loan shall be payable at the times and in the manner set forth in the Note payment thereof shall be effected by automatic debit of the appropriate funds from Borrower’s Primary Operating Account as set forth in Section 5.10. Repayment of the Loans and payment of all other amounts owed to Lender will be paid by Borrower in the currency in Dollars.

2.3        Procedures for Borrowing.

(a)        At least five (5) Business Days’ prior to a proposed Borrowing Date (or such lesser period of time as may be agreed upon by Lender in its sole discretion), Lender shall have received from Borrower a written request for a borrowing hereunder (a “Borrowing Request”). Each Borrowing Request shall be in substantially the form of Exhibit B, shall be irrevocable, shall be executed by a responsible executive or financial officer of Borrower, shall be accompanied by such other information and documentation as Lender may reasonably request, including the original executed Note(s) for the Loan(s) covered by the Borrowing Request and with respect to each Additional Loan, shall specify: (i) the proposed date of such requested Loan, which shall be a Business Day, (ii) the specific uses for the requested Loan including, with respect to each payment to be made with the proceeds of such Loan, (A) the payee, (B) the amount (C) the date of payment, (D) the bank and wire transfer information, if available, and (iii) after giving effect to the proposed Loan, the undisbursed portion of the Maximum Amount.

(b)        No later than 1:00 p.m. Eastern Time (Standard Time or Daylight Time, as then applicable) on the Borrowing Date, if Borrower has satisfied the conditions precedent in Article 4 by 9:00 a.m. Eastern Time (Standard Time or Daylight Time, as then applicable) on such Borrowing Date, Lender shall make the Loan available to Borrower in immediately available funds; provided that with respect to any or all Loans hereunder, the Lender, may at its sole option, disburse the proceeds of such Loan directly to another payee in the amounts and on the dates specified in the Borrowing Request that was submitted in connection with such Loan.

2.4        Interest. Interest on the outstanding principal balance of each Loan shall accrue daily at the Designated Rate from the Borrowing Date. Interest shall be due and payable in full on the Maturity Date (defined hereinafter).

2.5        Interest Rate Calculation. Interest, along with charges and fees under this Agreement and any Loan Document, shall be calculated for actual days elapsed on the basis of a 360-day year, which results in higher interest, charge or fee payments than if a 365-day year were used. In no event shall Borrower be obligated to pay Lender interest, charges or fees at a rate in excess of the highest rate permitted by applicable law from time to time in effect.

2.6        Default Interest. Any unpaid payments in respect of the Obligations shall bear interest from their respective maturities, whether scheduled or accelerated, at the Default Rate. If an Event of Default exists, the Obligations shall bear interest at the Default Rate. In all such events, the Default Rate may be accrued from the initial date of any nonpayment or Event of Default until all existing Events of Default are waived in writing in accordance with the terms of this Agreement. Borrower shall pay such interest in cash on demand. The Lender shall not be required to (A) accelerate the Loans or (B) exercise any other rights or remedies under the Loan Documents or applicable law in order to charge the Default Rate.

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2.7        Late Charges. If Borrower is late in making any payment in respect of the Obligations by more than five (5) days, then Borrower agrees to pay a late charge of five percent (5%) of the payment due, but not less than fifty dollars ($50.00) for any one such delinquent payment. This late charge may be charged by Lender for the purpose of defraying the expenses incidental to the handling of such delinquent amounts. Borrower acknowledges that such late charge represents a reasonable sum considering all of the circumstances existing on the date of this Agreement and represents a fair and reasonable estimate of the costs that will be sustained by Lender due to the failure of Borrower to make timely payments. Borrower further agrees that proof of actual damages would be costly and inconvenient. Such late charge shall be paid without prejudice to the right of Lender to collect any other amounts provided to be paid or to declare a default under this Agreement or any of the other Loan Documents or from exercising any other rights and remedies of Lender.

2.8        Repayment; Prepayment.

(a)        Scheduled Repayment. Borrower shall pay interest at Lender’s office in like money on the unpaid principal amount of the Loan at a rate per annum equal to eleven and one-half (11.5%) percent. The entire principal balance in the amount of ONE HUNDRED EIGHTY and 00/100’s ($180,000.00) U.S. Dollars, plus all accrued but unpaid interest shall be due and payable at Lender’s office in full on the Maturity Date (hereinafter defined) , unless an earlier date is otherwise required under the terms of this Loan Agreement or the Note.

(b)        Voluntary Prepayments. No Loan may be prepaid except as set forth in subsection 2.8(c) below for mandatory prepayment.

(c)        Mandatory Prepayments. If the Borrower or any Subsidiary, whether in a single transaction or a series of transactions sells or issues any equity interests or any Indebtedness that results in gross proceeds to the Borrower in any fiscal year in excess of $8,000,000 (a “Next Financing”) then Borrower promptly shall pay so much of such amounts to the Lender, for application to the Obligations as set forth in 2.8(e), up to a maximum equal to such amount as may be required to fully satisfy such Obligations.

(d)        Maturity Date. Notwithstanding anything to the contrary in any Loan Document, the full amount of the Obligations shall be due and payable (the “Maturity Date”) no later than the earlier to occur of (1) the date upon which the Obligations are accelerated following the occurrence of an Event of Default or otherwise become due and payable prior to their scheduled maturity or (2)(A) with respect to the Bridge Loan, December 23, 2015 and (B) with respect to each of the Additional Loans (if any), on December 23, 2015 unless an earlier date is otherwise required under the terms hereof.

(e)        Application of Payments. All payments pursuant to this Section 2.8 shall be applied in the following order of priority to the payment of: (i) all then unpaid fees and expenses of Lender under the Loan Documents; (ii) any and all other Obligations that are due and owing under the Loan Documents, except the principal balance of the Loans and accrued and unpaid interest thereon; (iii) accrued and unpaid interest on the Loans (pro rata based on the outstanding principal balances thereof); (iv) the principal amount of the Bridge Loan and the Additional Loans, on a pro rata basis; and (v) with respect to payments pursuant to Section 2.8(c), ratably against the remaining Obligations.

2.9        Lender’s Records. Principal, interest, and all other sums owed under any Loan Document shall be evidenced by entries in records maintained by Lender for such purpose. Each payment on and any other credits with respect to principal, interest, and all other sums outstanding under any Loan Document shall be evidenced by entries in such records. Absent manifest error, Lender’s records shall be conclusive evidence thereof.

2.10        Grant of Security Interests; Filing of Financing Statements.

(a)        To secure the timely payment and performance of all of Borrower’s Obligations, Borrower hereby grants to Lender continuing security interests in all of the Collateral. In connection with the foregoing, Borrower authorizes Lender to prepare and file any financing statements describing the Collateral without otherwise obtaining Borrower’s signature or consent with respect to the filing of such financing statements.

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(b)        In furtherance of Borrower’s grant of the security interests in the Collateral pursuant to Section 2.10(a) above, Borrower hereby pledges and grants to Lender a security interest in all the Shares, together with all proceeds and substitutions thereof, all cash, stock and other moneys and property paid thereon, all rights to subscribe for securities declared or granted in connection therewith, and all other cash and noncash proceeds of the foregoing, as security for the performance of the Obligations. On the Execution Date or at any time thereafter following Lender’s request, the certificate or certificates for the Shares will be delivered to Lender, accompanied by an instrument of assignment duly executed in blank by Borrower, unless such Shares have not been certificated. To the extent required by the terms and conditions governing the Shares, Borrower shall cause the books of each entity whose Shares are part of the Collateral and any transfer agent to reflect the pledge of the Shares. Upon the occurrence and during the continuance of an Event of Default hereunder, Lender may effect the transfer of any securities included in the Collateral (including but not limited to the Shares) into the name of Lender and cause new certificates representing such securities to be issued in the name of Lender or its transferee(s). Borrower will execute and deliver such documents, and take or cause to be taken such actions, as Lender may reasonably request to perfect or continue the perfection of Lender’s security interest in the Shares. Unless an Event of Default shall have occurred and be continuing, Borrower shall be entitled to exercise any voting rights with respect to the Shares and to give consents, waivers and ratifications in respect thereof, provided that no vote shall be cast or consent, waiver or ratification given or action taken which would be inconsistent with any of the terms of this Agreement or which would constitute or create any violation of any of such terms. All such rights to vote and give consents, waivers and ratifications shall terminate upon the occurrence and continuance of an Event of Default.

(c)        Borrower is and shall remain absolutely and unconditionally liable for the performance of its obligations under the Loan Documents, including, without limitation, any deficiency by reason of the failure of the Collateral to satisfy all amounts due Lender under any of the Loan Documents.

(d)         All Collateral pledged by Borrower under this Agreement shall secure the timely payment and performance of all Obligations (other than inchoate indemnity obligations) under this Agreement, the Notes and the other Loan Documents (excluding the Warrants). Except as expressly provided in this Agreement, no Collateral pledged under this Agreement shall be released until such time as all Obligations (other than inchoate indemnity obligations) under this Agreement and the other Loan Documents (excluding the Warrants) have been satisfied and paid in full.

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ARTICLE 3 - REPRESENTATIONS AND WARRANTIES

Borrower represents and warrants that, as of the Execution Date and each Borrowing Date:

3.1        Due Organization. Borrower is a corporation duly organized and validly existing in good standing under the laws of the jurisdiction of its incorporation, and is duly qualified to conduct business and is in good standing in e ach other jurisdiction in which its business is conducted or its prope rties are located, except where the failure to be so qualified would not reasonably be expected to have a Material Adverse Effect.

3.2        Authorization, Validity and Enforceability. The execution, delivery and performance of all Loan Documents executed by Borrower are within Borrower’s powers, have been duly authorized, and are not in conflict with Borrower’s certificate of incorporation or by-laws, or the terms of any charter or other organizational document of Borrower, as amended from time to time; and all such Loan Documents constitute valid and binding obligations of Borrower, enforceable in accordance with their terms (except as may be limited by bankruptcy, insolvency and similar laws affecting the enforcement of creditors’ rights in general, and subject to general principles of equity).

3.3        Compliance with Applicable Laws. Borrower has complied with all licensing, permit and fictitious name requirements necessary to lawfully conduct the business in which it is engaged, and to any sales, leases or the furnishing of services by Borrower, including without limitation those requiring consumer or other disclosures, the noncompliance with which would have a Material Adverse Effect.

3.4        No Conflict. The execution, delivery, and performance by Borrower of all Loan Documents are not in conflict in any material respect with any law, rule, regulation, order or directive, or any indenture, agreement, or undertaking to which Borrower is a party or by which Borrower may be bound or affected. Without limiting the generality of the foregoing, the issuance of the Warrants to Lender (or its designee) and the grant of registration rights in connection therewith do not violate any agreement or instrument by which Borrower is bound or require the consent of any holders of Borrower’s securities other than consents which have been obtained prior to the Execution Date.

3.5        No Litigation, Claims or Proceedings. There is no litigation, tax claim, proceeding or dispute pending, or, to the knowledge of Borrower, threatened against or affecting Borrower, its property or the conduct of its business which could reasonably be expected to have a Material Adverse Effect.

3.6        Correctness of Financial Statements. Borrower’s financial statements which have been delivered to Lender fairly and accurately reflect in all material respects Borrower’s financial condition in accordance with GAAP as of the latest date of such financial statements (except in the case of unaudited financial statements, for the omission of footnotes and subject to normal year-end adjustments); and, since that date there has been no Material Adverse Change. It is understood and acknowledged by Lender that projections and forecasts delivered by or on behalf of Borrowers in good faith shall not be viewed as facts and that actual results may vary from such projections and forecasts.

3.7        Capital Structure; No Subsidiaries. As of the Execution Date, Schedule 3 (a) identifies the capital structure of the Borrower, both immediately before and immediately after giving effect to the issuance of the Warrants and other transactions anticipated to occur on the Execution Date. Schedule 3 sets forth the name and percentage ownership or other control relationship for each entity in which Borrower is, or will by reason of the Bridge Loan and/or any Additional Loans is likely to become, a majority owner or has a control relationship. Except as set forth on Schedule 3, Borrower is not a majority owner of or in a control relationship with any other business entity. Following the Execution Date, the summary of Borrower’s capital structure most recently delivered to the Lender pursuant to 5.1(h) is true and correct in all material respects

3.8        Environmental Matters. To its knowledge after reasonable inquiry, Borrower has concluded that Borrower is in compliance with Environmental Laws, except to the extent a failure to be in such compliance would not reasonably be expected to have a Material Adverse Effect.

3.9        No Event of Default. No Default or Event of Default has occurred and is continuing.

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3.10        Full Disclosure. None of the representations or warranties made by Borrower in the Loan Documents as of the date such representations and warranties are made or deemed made, and none of the statements contained in any exhibit, report, statement or certificate furnished by or on behalf of Borrower in connection with the Loan Documents (including disclosure materials delivered by or on behalf of Borrower to Lender prior to the Execution Date or purs uan t to Section 5.2 her eof ), contains any unt rue state men t of a ma terial fact or omits any material fact required to be stated therein or necessary to make the statements made the rein, in light of the circumstances under which they are made, not misleading as of the time when made or delivered. It is understood and acknowledged by Lender that projections and forecasts delivered by or on behalf of Borrowers in good faith shall not be viewed as facts and that actual results may vary from such projections and forecasts.

3.11        Specific Representations Regarding Collateral.

(a)        Title. Except for the security interests created by this Agreement and Permitted Liens, (i) Borrower is and will be the unconditional legal and beneficial owner of the Collateral, and (ii) the Collateral is genuine and subject to no Liens, rights or defenses of others. There exist no prior assignments or encumbrances of record with the U.S. Patent and Trademark Office or U.S. Copyright Office affecting any Collateral in favor of any third party, other than Permitted Liens.

(b)        Rights to Payment. The names of the obligors, amount owing to Borrower, due dates and all other information with respect to the Rights to Payment are and will be correctly stated in all material respects in all Records relating to the Rights to Payment. Borrower further represents and warrants, to its knowledge, that each Person appearing to be obligated on a Right to Payment has authority and capacity to contract and is bound as it appears to be.

(c)        Location of Collateral. Borrower’s chief executive office, Inventory, Records, Equipment, and any other offices or places of business are located at the address(es) shown on Schedule 3 (not including moveable items of Equipment in the possession of Borrower’s employees, such as laptops, monitors, printers and cell phones), or in transit to such locations, as updated by Borrower from time to time in accordance with Section 5.9(c).

(d)        Business Names. Other than its full corporate name, Borrower has not conducted business using any trade names or fictitious business names except as shown on Schedule 3.

(e)        Bank Accounts. The Borrower and its subsidiaries do not maintain any Deposit, securities, commodities or other investment accounts except as shown on Schedule 3.

3.12        Copyrights, Patents, Trademarks and Licenses.

(a)        Borrower owns or is licensed or otherwise has the right to use all of the patents, trademarks, service marks, trade names, copyrights, contractual franchises, authorizations and other similar rights that are reasonably necessary for the operation of its business, without conflict with the rights of any other Person, and each patent, trademark and copyright owned by Borrower is listed on the exhibits to the Intellectual Property Security Agreement or has been disclosed in writing to the Lender and the Lender has a first priority security interest in such patent, trademark or copyright.

(b)        To Borrower’s knowledge, no slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed, by Borrower infringes upon any rights held by any other Person.

(c)        No claim or litigation regarding any of the foregoing is pending or, to Borrower’s knowledge, threatened, and to Borrower’s knowledge no patent, invention, device, application, principle or any statute, law, rule, regulation, standard or code is pending or proposed which, in either case, could reasonably be expected to have a Material Adverse Effect.

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3.13        Regulatory Compliance. Borrower has met the minimum funding requirements of ERISA with respect to any employee benefit plans subject to ERISA. No event has occurred resulting from Borrower’s failure to comply with ERISA that is reasonably likely to result in Borrower’s incurring any liability that could have a Material Adverse Effect. Borrower is not an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940. Borrower is not engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulations T and U of the Board of Governors of the Feder al Reserve System). Borrower has complied, in all material respects with all the provisions of the Federal Fair Lab or Standards Act.

3.14        Shares. Borrower h as full power and authority to create a first priority Lien on the Shares and no disability or contractual obligation exists that would prohibit Borrower from pledging the Shares pursuant to this Agreement. To Borrower’s knowledge, there are no subscriptions, warrants, rights of first refusal or other restrictions on transfer relative to, or options exercisable with respect to the Shares. The Shares have been and will be duly authorized and validly issued, and are fully paid and non-assessable. To Borrower’s knowledge, the Shares are not the subject of any present or threatened suit, action, arbitration, administrative or other proceeding, and Borrower knows of no reasonable grounds for the institution of any such proceedings.

3.15        Survival. The representations and warranties of Borrower as set forth in this Agreement survive the execution and delivery of this Agreement.

ARTICLE 4 - CONDITIONS PRECEDENT

4.1        Conditions to Bridge Loan and Additional Loans. The Borrower shall not be entitled to request that the Lender make, and the Lender shall not be obligated to make, the Bridge Loan on the Execution Date or any Additional Loan thereafter until the following conditions have been fulfilled and the Lender has received the documents described below, duly executed and in form and substance satisfactory to Lender and its counsel:

(a)       Resolutions. A certified copy of the resolutions of (i) the Board of Directors of Borrower (which, if in the form of a unanimous written consent, shall be duly executed by each member of the Board of Directors and notarized) authorizing the execution, delivery and performance by Borrower of the Loan Documents, an increase in the number of directors sitting on the Board of Directors by one and the election of the additional director, which shall be the Investor Director, and (ii) the shareholders of the Borrower confirming the appointment of the Investor Director and approving the entry into an indemnification agreement with respect to the Investor Director.

(b)        Incumbency and Signatures. A certificate of the secretary of Borrower certifying the names of the officer or officers of Borrower authorized to sign the Loan Documents, together with a sample of the true signature of each such officer.

(c)        Charter Documents. Copies of the organizational and charter documents of Borrower (e.g., Articles or Certificate of Incorporation and Bylaws), as amended through the Execution Date, together with (i) a summary of the Borrower’s capital structure as of the Execution Date and (ii) copies of all documents related to the stock of the Borrower and any other agreements, instruments or other documents that relate in any way to voting, rights of first refusal, anti-dilution rights, rights to acquire equity, rights to incur debt or any other restrictive agreement pursuant to which a third party consent or approval is required for the Borrower to enter into and perform its obligations under this Agreement, certified by an officer of Borrower as being true, correct and complete as of the Execution Date.

(d)        Intellectual Property Security Agreement. Short form Intellectual Property Security Agreement executed by Borrower in form and substance satisfactory to Lender suitable for filing with the United States Patent and Trademark Office.

(e)        This Agreement. Original counterparts of this Agreement, with all schedules completed and attached thereto, and disclosing such information as is acceptable to Lender.

(f)        Reserved.

(g)        Warrants. Warrants issued by Borrower to Lender (or its designee), substantially in the forms attached hereto as Exhibits E-1 and E-2 and satisfactory to Lender in its sole and absolute discretion, exercisable for such number, type and class of shares of Borrower’s capital stock, and for an initial exercise price as is specified therein.

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(h)        Financing Statements. Filing copies (or other evidence of filing satisfactory to Lender and its counsel) of such UCC financing statements, collateral assignments, account control agreements, and termination statements, with respect to the Collateral as Lender shall request.

(i)        Lien Searches. UCC lien, judgment, bankruptcy and tax lien searches of Borrower from such jurisdictions or offices as Lender may reasonably request, all as of a date reasonably satisfactory to Lender and its counsel.

(j)        Good Standing Certificate. A certificate of status or good standing of Borrower as of a date acceptable to Lender from the jurisdiction of Borrower’s organization and any foreign jurisdictions where Borrower is required to be qualified to do business and the failure to be so qualified could reasonably be expected to have a Material Adverse Effect.

(k)        Other Conditions. Each of the conditions set forth in Section 4.3 are fulfilled and the Lender has received the documents described in Section 4.3, duly executed and in form and substance satisfactory to Lender and its counsel.

(l) Other Documents. Such other documents and instruments as Lender may reasonably request to effectuate the intents and purposes of this Agreement.

4.2        Conditions to Additional Loan. The Borrower shall not be entitled to request that the Lender make any Additional Loan(s), until the following conditions have been fulfilled and the Lender has received the documents described below, duly executed and in form and substance satisfactory to Lender and its counsel:

(a)        Legal Opinion. The opinion of legal counsel for Borrower as to such matters as Lender may reasonably request, in form and substance satisfactory to Lender.

(b)        Insurance Certificates. Insurance certificates showing Lender as loss payee or additional insured.

(c)        Employment Agreements. Copies of an employment agreement with each of the Key Employees shall have been delivered to the Lender within thirty (30) days of the Execution Date, which agreement shall contain an acknowledgement from such Key Employee of the terms of Sections 5.13, 7.1(k), and Section 5.14.

(d)        Charter Documents. Copies of the organizational and charter documents of Borrower (e.g., Articles or Certificate of Incorporation and Bylaws), as amended through the proposed date of the second Additional Loan, including the provisions contemplated by Section 5.17, certified by an officer of Borrower as being true, correct and complete as such date.

(e)        Other Conditions. Each of the conditions set forth in Section 4.3 are fulfilled and the Lender has received the documents described in Section 4.3, duly executed and in form and substance satisfactory to Lender and its counsel.

(f)        Other Documents. Such other documents and instruments as Lender may reasonably request to effectuate the intents and purposes of this Agreement, including releases in favor of the Released Parties from the Chief Executive Officer and Chief Financial Officer of the Borrower.

4.3        Conditions to All Loans. The Borrower shall not be entitled to request that the Lender make any Loans hereunder, until the following conditions are fulfilled and the Lender has received the documents described below, duly executed and in form and substance satisfactory to Lender and its counsel:

(a)        No Default. No Default or Event of Default has occurred and is continuing or will result from the making of any such Loan, and the representations and warranties of Borrower contained in Article 3 of this Agreement are true and correct in all material respects as of the Borrowing Date of such Loan, except to the extent such representations and warranties are made as of a specified date in which case such representations and warranties shall be true and correct in all material respects as of such earlier date and provided that such materiality qualifier shall not be applicable to any representation or warranty already qualified or modified by materiality in the text thereof.

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(b)        No Material Adverse Change. No event has occurred that has had or could reasonably be expected to have a Material Adverse Change. Loan. Borrowing Request. Borrower shall have delivered to Lender a Borrowing Request for such Note. Borrower shall have delivered an original executed Note evidencing such Loan, substantially in the form attached hereto as Exhibit A.

(c)        Supplemental Lien Filings. Borrower shall have executed and delivered such amendments or supplements to this Agreement and additional Security Documents, financing statements and third party waivers as Lender may reasonably request in connection with the proposed Loan, in order to create, protect or perfect or to maintain the perfection of Lender’s Liens on the Collateral.

(d)        Financial Projections. Borrower shall have delivered to Lender Borrower’s business plan and/or financial projections or forecasts as most recently approved by Borrower’s Board of Directors.

ARTICLE 5 - AFFIRMATIVE COVENANTS

During the term of this Agreement and until its performance of all Obligations (other than inchoate indemnity obligations), Borrower will:

5.1        Notice to Lender. Promptly give written notice to Lender of:

(a)        Any litigation or administrative or regulatory proceeding affecting Borrower where the amount claimed against Borrower is at the Threshold Amount or more, or where the granting of the relief requested could reasonably be expected to have a Material Adverse Effect; or of the acquisition by Borrower of any commercial tort claim, including brief details of such claim and such other information as Lender may reasonably request to enable Lender to better perfect its Lien in such commercial tort claim as Collateral.

(b)       Any dispute which may exist between Borrower and any governmental or regulatory authority which, if determined adversely to Borrower, could reasonably be expected to have a Material Adverse Effect.

(c)       The occurrence of any Default or any Event of Default after Borrower has knowledge or becomes aware thereof.

(d)        Any change in the location of any of Borrower’s places of business or Collateral with an aggregate value in excess of $25,000 (not including moveable items of Equipment in the possession of Borrower’s employees, such as laptops, monitors, printers and cell phones) at least ten (10) days in advance of such change, or of the establishment of any new, or the discontinuance of any existing, place of business. Any dispute or default by Borrower or any other party under any joint venture, partnering, distribution, cross-licensing, strategic alliance, collaborative research or manufacturing, license or similar agreement which could reasonably be expected to have a Material Adverse Effect.

(e)        Any other matter which has resulted or could reasonably be expected to result in a Material Adverse Change.

(f)        Any Subsidiary Borrower intends to acquire or create.

(g)        Any change in the capital structure of the Borrower, along with a revised and updated capital structure summary.

5.2       Financial Statements. Deliver to Lender or cause to be delivered to Lender, in form and detail reasonably satisfactory to Lender the following financial and other information, which Borrower warrants shall be accurate and complete in all material respects:

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(a)       Monthly Financial Statements. As soon as available but no later than thirty (30) days after the end of each month, Borrower’s balance sheet as of the end of such period, and Borrower’s income statement and Borrower’s cash flow statement for such period and for that portion of Borrower’s financial reporting year ending with such period, prepared in accordance with GAAP (except for the omission of footnotes and subject to normal year end adjustments) and attested by a responsible financial officer of Borrower as being complete and correct and fairly presenting in all material respects Borrower’s financial condition and the results of Borrower’s operations. After a Qualified Public Offering, the foregoing interim financial statements shall be delivered no later than 45 days after each fiscal quarter and for the quarter-annual fiscal period then ended.

(b)        Year-End Financial Statements. Contemporaneously with delivery to Borrower’s Board of Directors, after and as of the end of each financial reporting year, a complete copy of Borrower’s audit report, which shall include balance sheet; income statement, statement of changes in equity and statement of cash flows for such year, prepared in accordance with GAAP and certified by an independent certified public accountant selected by Borrower and satisfactory to Lender (the “Accountant”). The Accountant’s certification shall not be qualified or limited due to a restricted or limited examination by the Accountant of any material portion of Borrower’s records or otherwise. Notwithstanding the foregoing, if Borrower’s Board of Directors does not require Borrower’s financial statements to be audited for a particular reporting year, then Borrower shall deliver to Lender unaudited financial statements for such year, including the items described in, and in the timeframe specified in, this Section 5.2(b).

(c)        Compliance Certificates. Simultaneously with the delivery of each set of financial statements referred to in paragraphs (a) and (b) above, a certificate of the chief financial officer of Borrower (or other executive officer) substantially in the form of Exhibit C hereto (i) setting forth in reasonable detail any calculations required to establish whether Borrower is in compliance with any covenants or tests set forth herein, and (ii) stating, among other things, whether any Default or Event of Default exists on the date of such certificate, and if so, setting forth the details thereof and the action which Borrower is taking or proposes to take with respect thereto.

(d)        Government Required Reports; Press Releases. Promptly after sending, issuing, making available, or filing, copies of all material statements released to any news media for publication, all reports, proxy statements, and financial statements that Borrower sends or makes generally available to its stockholders, and, not later than five (5) days after actual filing or the date such filing was first due, all registration statements and reports that Borrower files or is required to file with the Securities and Exchange Commission.

(e)        Other Information. Such other statements, lists of property and accounts, budgets (as updated), sales projections, forecasts, reports, 409A valuation reports (as updated), operating plans, financial exhibits, capitalization tables (as updated) and information relating to equity and debt financings consummated after the Execution Date (including post-closing capitalization table(s)), or other information as Lender may from time to time reasonably request. In addition to the foregoing, Borrower will promptly provide Lender with copies of all notices, minutes, consents and other materials, financial or otherwise, which Borrower provides to its board of directors, provided that in all cases Borrower may exclude confidential compensation information, attorney/client privileged communications, matters that present a direct conflict of interest to Lender,suchas atake-outfinancing proposal, and executive session materials.

5.3        Managerial Assistance from Lender.

(a)        Borrower ag rees that (i) i t will make its offi cers , directors, employee s a nd affi liat es av ailable at such times a s Lend er m ay reasonably request for Lender to consult with and advise as to the conduct of Borrower’s business, its equipme nt and financing plans, a nd its financial condition and prospects, (ii) Lender shall h ave the righ t to in spe ct B orrower’s books, r ecords, f acil ities and propert ies at rea son able times during normal b usiness h our s on reaso nab le advance notice (b ut in no cas e more than onc e pe r calend ar year at Borrower’s expense if no Event of Default has occurred and is continuing), (iii) Lender shall be entitled to appoint a non-voting observer to the Board of Directors of the Borrower, who shall be entitled to attend all board and committee meetings and receive all notices, minutes, consents and other materials the Borrower provides to its Board of Directors, and (vi) Lender shall be entitled to recommend prospective candidates for election or nomination for election to Borrower’s Board of Directors and Borrower shall give due consideration to (but shall not be bound by) such recommendations, it being the intention of the parties that Lender shall be entitled through such rights, inter alia, to furnish “significant managerial assistance”, as defined in Section 2(a)(47) of the Investment Company Act of 1940, to Borrower.

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(b)        Without limiting the generality of (a) above, if Lender reasonably believes that financial or other developments affecting Borrower have impaired or are likely to impair Borrower’s ability to perform its obligations under this Agreement, permit Lender reasonable access to Borrower’s management and Board of Directors and opportunity to present Lender’s views with respect to such developments.

Lender shall cooperate with Borrower to ensure that the exercise of Lender’s rights shall not disrupt the business of Borrower. The rights enumerated above shall survive the payment and satisfaction of all of Borrower’s Obligations to Lender but shall not be construed as giving Lender control over Borrower’s management or policies.

5.4        Existence. Maintain and preserve Borrower’s existence, present form of business, and all rights and privileges necessary in the normal course of its business; and keep all Borrower’s property in good working order and condition, ordinary wear and tear excepted.

5.5        Insurance. Obtain and keep in force insurance in such amounts and types as is usual in the type of business conducted by Borrower, with insurance carriers having a policyholder rating of not less than “A” and financial category rating of Class VII in “Best’s Insurance Guide,” unless otherwise approved by Lender. Such insurance policies must be in form and substance reasonably satisfactory to Lender, and shall list Lender as an additional insured or loss payee, as applicable, on endorsement(s) in form reasonably acceptable to Lender. Borrower shall furnish to Lender such endorsements, and upon Lender’s request, copies of any or all such policies. If no Event of Default has occurred and is continuing, proceeds payable under any casualty policy will, at Borrower’s option, be payable to Borrower to replace the property subject to the claim to the extent set forth in Section 2.8(c), provided that any such replacement property shall be deemed Collateral in which Lender has been granted a first priority security interest. If an Event of Default has occurred and is continuing (other than, during the Forbearance Period, the Existing Defaults), then proceeds payable under any policy will be payable to Lender toward the satisfaction of the Obligations in accordance with the terms of this Agreement.

5.6        Accounting Records. Maintain adequate books, accounts and records, and prepare all financial statements in accordance with GAAP (except in the case of unaudited financial statements for the omission of footnotes and subject to normal year-end adjustments), and in compliance with the regulations of any governmental or regulatory authority having jurisdiction over Borrower or Borrower’s business; and permit employees or agents of Lender at such reasonable times and upon reasonable advance written notice as Lender may request, at Borrower’s expense, for one such inspection each calendar year and for all such inspections while an Event of Default has occurred and is continuing, to inspect Borrower’s properties, and to examine, and make copies and memoranda of Borrower’s books, accounts and records.

5.7        Compliance with Laws. Comply with all laws (including Environmental Laws), rules, regulations applicable to, and all orders and directives of any governmental or regulatory authority having jurisdiction over, Borrower or Borrower’s business, and with all material agreements to which Borrower is a party, except where the failure to so comply would not have a Material Adverse Effect.

5.8        Taxes and Other Liabilities. Pay all Borrower’s Indebtedness when due (subject to applicable cure periods); pay all taxes and other governmental or regulatory assessments, in each case, before delinquency or before any penalty attaches thereto, except as may be contested in good faith by the appropriate procedures and for which Borrower shall maintain appropriate reserves; and timely file all required tax returns.

5.9        Special Collateral Covenants.

(a)        Maintenance of Collateral; Inspection. Do all things reasonably necessary to maintain, preserve, protect and keep all Collateral in good working order and salable condition, ordinary wear and tear excepted, deal with the Collateral in all ways as are considered good practice by owners of like property, and use the Collateral lawfully and, to the extent applicable, only as permitted by Borrower’s insurance policies. Maintain, or cause to be maintained, complete and accurate Records relating to the Collateral. Upon reasonable prior notice at reasonable times during normal business hours (but not more than once per calendar year unless an Event of Default has occurred and is continuing), Borrower hereby authorizes Lender’s officers, employees, representatives and agents to inspect the Collateral and to discuss the Collateral and the Records relating thereto with Borrower’s officers and employees, and, in the case of any Right to Payment, after the occurrence and during the continuance of an Event of Default, with any Person which is or may be obligated thereon.

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(b)        Documents of Title. Not sign or authorize the signing of any financing statement or other document naming Borrower as debtor or obligor (other than a precautionary financing statement with respect to a lease that is not in the nature of a security interest), or acquiesce or cooperate in the issuance of any bill of lading, warehouse receipt or other document or instrument of title with respect to any Collateral, except those negotiated to Lender, or those naming Lender as secured party, or if solely to create, perfect or maintain a Permitted Lien.

(c)        Change in Location or Name. Without at least 10 days’ prior written notice to Lender: (a) not relocate any Collateral with an aggregate value in excess of $25,000 (not including moveable items of Equipment in the possession of Borrower’s employees such as laptops, monitors, printers, and cell phones) or Records, its chief executive office, or establish a place of business at a location other than as specified in Schedule 3; and (b) not change its name, mailing address, location of Collateral with an aggregate value in excess of $25,000 or Records, jurisdiction of incorporation or its legal structure.

(d)       Decals, Markings. At the request of Lender, firmly affix a decal, stencil or other marking to designated items of Equipment, indicating thereon the security interest of Lender.

(e)        Agreement with Persons in Possession of Collateral. Use commercially reasonable efforts to obtain and maintain such acknowledgments, consents, waivers and agreements (each a “Waiver”) from the owner, operator, lienholder, mortgagee, landlord or any Person in possession of tangible Collateral in excess of $25,000 (not including moveable items of Equipment in the possession of Borrower’s employees such as laptops, monitors, printers, and cell phones) per location as Lender may require, all in form and substance satisfactory to Lender.

(f)        Certain Agreements on Rights to Payment. Other than in the ordinary course of business, not make any material discount, credit, rebate or other reduction in the original amount owing on a Right to Payment or accept in satisfaction of a Right to Payment less than the original amount thereof.

(g)        Authorization for Automated Clearinghouse Funds Transfer. (i) Authorize Lender to initiate debit entries to Borrower’s account specified in Schedule 5.10 (the “Primary Operating Account”) through Automated Clearinghouse (“ACH”) transfers, in order to satisfy the regularly scheduled payments of principal and interest (if any); (ii) provide Lender at least thirty (30) days’ notice of any change in Borrower’s Primary Operating Account; and (iii) grant Lender any additional authorizations necessary to begin ACH debits from a new account which becomes the Primary Operating Account.

5.10        Reserved.

5.11        Additional Software Products. From the Execution Date until the fifth anniversary thereof, ensure that affiliates of the Lender are provided with most favored nation pricing and other material terms on the Borrower’s software development services and products.

5.12        Non-Compete. Ensure that, prior t o the date that the Obligations are repaid in full, none of the Key Employees shall, directly or indirectly, (i) engage in any activity that is in any way competitive, or prepare to compete, with the business or demonstrably anticipated business of the Borrower (a “Competitive Business”), whether through ownership, service or otherwise or (ii) solicit, induce, recruit or encourage any of the Borrower’s employees, consultants or other service providers to termination their relationship with the Borrower or attempt to do so. Within thirty (30) days of the Execution Date, the Borrower shall cause each such Key Employee to enter into an employment agreement that contains an acknowledgment of the requirements of this Section 5.13 and the Borrower shall deliver a copy of the same to the Lender.

5.13        Right of First Refusal. If any Competitive Business in which a Key Employee participates, whether as an owner, service provider or otherwise, raises capital through the sale of debt or equity securities at any time prior to the date that the Obligations are repaid in full, the Borrower shall cause such Key Employee to offer a right of first refusal for the Lender to purchase such debt or equity securities on terms no less favorable to the Lender than the terms the Key Employee has received from a third party on arm’s-length basis.

5.14        Third Party Releases. Within 180 (180) days of the Execution Date, cause each vendor, supplier and other Person with whom Borrower has a valid account payable as of the Execution Date, as specified on Schedule 5.15, to deliver to the Lender a release, in form and substance satisfactory to the Lender.

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5.15        Pre-Emptive Rights. Until the occurrence of a Qualified Public Offering or Change of Control, the Borrower shall ensure that at all times Lender or its affiliate has the pro rata right, but not an obligation, based on the Lender’s and its affiliate’s aggregate percentage equity ownership, assuming full conversion and exercise of all outstanding convertible and exercisable securities, to participate in subsequent debt and equity financings of the Borrower, other than issuances in connection with employee equity incentive plans, bona fide business acquisitions by the Borrower, conversion of existing convertible securities, or distribution, licensing, development or similar commercial transactions that are not primary for financing purposes.

5.16        Amendment of Certificate of Incorporation. Within thirty (30) days of the Execution Date, (a) amend its certificate of incorporation to (i) require a unanimous vote of the Board of Directors of the Borrower in order to approve any action which would cause the Borrower to liquidate, dissolve or commence any voluntary Insolvency Proceeding and (ii) provide for the Lender’s permanent right to designate an Investor Director for election to the Board of Directors of the Borrower without the consent of the Borrower’s stockholders or any third parties, and (b) deliver to the Lender a copy of such amended certificate of incorporation, certified by the Secretary of State of Nevada.

ARTICLE 6 - - NEGATIVE COVENANTS

During the term of this Agreement and until the performance of all Obligations (other than inchoate indemnity obligations), Borrower will not:

6.1        Indebtedness. Incur, or otherwise become liable (as principal obligor, guarantor, surety, accommodation party or otherwise) for, any Indebtedness, except, and subject to Section 5.16:

(a)	Indebtedness incurred for the acquisition of supplies or inventory on normal trade credit;

(b)	Indebtedness incurred pursuant to one or more transactions permitted under Section 6.4;

(c)	Indebtedness of Borrower under this Agreement;

(d)	Subordinated Debt;

(e)	any Indebtedness approved by Lender prior to the Execution Date as shown on Schedule 6.1;

(f)        Indebtedness of Borrower secured only by the security interests covered by subsection (c) of the definition of Permitted Lien not to exceed $50,000 in aggregate amount outstanding at any time;

(g)        Indebtedness consisting of interest rate, currency, or commodity swap agreements, interest rate cap or collar agreements or arrangements entered into in the ordinary course of business and designated to protect Borrower against fluctuations in interest rates, currency exchange rates, or commodity prices and not for speculative purposes;

(h)        Indebtedness in respect of bank guarantees and similar instruments issued for the account of Borrower in the ordinary course of business supporting obligations under (A) workers’ compensation, unemployment insurance and other social security laws and (B) bids, trade contracts, statutory obligations, surety and appeal bonds, performance bonds and obligations of a like nature;

(i)        Indebtedness in respect of letters of credit issued for the account of Borrower in the ordinary course of business supporting obligations under real property leases not to exceed $50,000 in aggregate amount outstanding at any time;

(j)        extensions, refinancings, modifications, amendments and restatements of any items of (a) through (i) above, provided that the principal amount thereof is not increased or the terms thereof are not modified to impose more burdensome terms upon Borrower.

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6.2        Liens. Create, incur, assume or permit to exist any Lien, or grant any other Person a negative pledge, on any of Borrower’s property, except Permitted Liens. Borrower and Lender agree that this covenant is not intended to constitute a lien, deed of trust, equitable mortgage, or security interest of any kind on any of Borrower’s real property, and this Agreement shall not be recorded or recordable. Notwithstanding the foregoing, however, violation of this covenant by Borrower shall constitute an Event of Default.

6.3        Dividends. Pay any dividends or purchase, redeem or otherwise acquire or make any other distribution with respect to any of Borrower’s capital stock, except (a) dividends or other distributions solely of capital stock of Borrower, (b) so long as no Event of Default has occurred and is continuing, repurchases of stock from employees, directors or consultants at the lower of cost or fair market value upon termination of employment under reverse vesting or similar repurchase plans not to exceed $25,000 in any calendar year, (c) conversion of any of its securities into other securities or otherwise in exchange therefor, and (d) purchases or distributions of capital stock in connection with the exercise of stock options or stock appreciation rights.

6.4        Fundamental Changes. (a) Liquidate, dissolve or commence, or permit any of Borrower’s Subsidiaries to commence, any voluntary Insolvency Proceeding with respect to itself or any of Borrower’s Subsidiaries; (b) enter into, or permit any of Borrower’s Subsidiaries to enter into, any Change of Control; or (c) acquire, or permit any of Borrower’s Subsidiaries to acquire, all or substantially all of the capital stock or property of another Person. Notwithstanding anything to the contrary in this Section 6.4, Borrower may enter into a transaction that will constitute a Change of Control so long as: (i) the Person that results from such Change of Control (the “Surviving Entity”) shall be reasonably acceptable to the Lender and shall have executed and delivered to Lender an agreement in form and substance reasonably satisfactory to Lender, containing an assumption by the Surviving Entity of the due and punctual payment and performance of all Obligations and performance and observance of each covenant and condition of Borrower in the Loan Documents; (ii) all such obligations of the Surviving Entity to Lender shall be guaranteed by any Person that directly or indirectly owns or controls 50% or more of the voting stock of the Surviving Entity; (iii) immediately after giving effect to such Change of Control, no Event of Default or, event which with the lapse of time or giving of notice or both, would result in an Event of Default shall have occurred and be continuing; (iv) the Investor Director shall have approved of such Change of Control; and (v) the credit risk to Lender, in its sole discretion, with respect to the Obligations and the Collateral shall not be increased. In determining whether the proposed Change of Control would result in an increased credit risk, Lender may consider, among other things, changes in Borrower’s management team, employee base, access to equity markets, venture capital support, financial position and/or disposition of intellectual property rights which may reasonably be anticipated as a result of the Change of Control. In addition, (i) a Subsidiary may merge or consolidate into another Subsidiary and (ii) Borrower may consolidate or merge with any of Borrower’s Subsidiaries provided that Borrower is the continuing or surviving Person. Except in connection with a transaction permitted by this Section 6.4 or as contemplated by Section 5.17, the Borrower shall not amend its organizational documents or remove the Investor Director without the express prior written consent of the Lender.

6.5        Sales of Assets. Sell, transfer, lease, license or otherwise dispose of (a “Transfer”) any of Borrower’s assets except (i) non-exclusive licenses of Intellectual Property in the ordinary course of business consistent with industry practice, provided that such licenses of Intellectual Property neither result in a legal transfer of title of the licensed Intellectual Property nor have the same effect as a sale of such Intellectual Property; Transfers of worn-out, obsolete or surplus property (each as determined by Borrower in its reasonable judgment); (iii) Transfers of Inventory in the ordinary course of business; (iv) Transfers constituting Permitted Liens; (v) Transfers permitted in Section 6.6 hereunder; and (vi) Transfers of Collateral (other than Intellectual Property) for fair consideration and in the ordinary course of its business.

6.6        Loans/Investments. Make or suffer to exist any loans, guaranties, advances, or investments, except:

a)	accounts receivable in the ordinary course of Borrower’s business;

b)	investments in domestic certificates of deposit issued by, and other domestic investments with, financial institutions organized under the laws of the United States or a state thereof, having at least One Hundred Million Dollars ($100,000,000) in capital and a rating of at least “investment grade” or “A” by Moody’s or any successor rating agency;

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c) investments in marketable obligations of the United States of America or its agencies in any State and in open market commercial paper given the highest credit rating by a national credit agency and maturing not more than one year from the creation thereof;

(d) temporary advances to cover incidental expenses to be incurred in the ordinary course of business;

(e) investments in joint ventures, strategic alliances, licensing and similar arrangements customary in Borrower’s industry and which do not require Borrower to assume or otherwise become liable for the obligations of any third party not directly related to or arising out of such arrangement or, without the prior written consent of Lender, require Borrower to transfer ownership of non-cash assets to such joint venture or other entity;

(f) investments of cash in one or more wholly-owned Subsidiaries of Borrower, so long as each such Person has been made a co-borrower hereunder or has executed and delivered to Lender an agreement, in form and substance reasonably satisfactory to Lender, containing a guaranty of the Obligations.

(g) Investments (including debt obligations) received in connection with the bankruptcy or reorganization of customers or suppliers and in settlement of delinquent obligations of, and other disputes with, customers or suppliers arising in the ordinary course of business;

(h) Investments consisting of notes receivable of, or prepaid royalties and other credit extensions, to customers and suppliers who are not Affiliates, in the ordinary course of business;

(i) the formation or acquisition of Subsidiaries after the Execution Date, subject to compliance with Section 6.14 of this Agreement; and

(j) other investments in an aggregate amount not to exceed $100,000 in any calendar year.

For the avoidance of doubt, this Section 6.6 shall not be deemed to prohibit Borrower from making cash capital expenditures in the ordinary course of business.

6.7 Transactions with Related Persons. Directly or indirectly enter into any transaction with or for the benefit of a Related Person on terms more favorable to the Related Person than would have been obtainable in an “arms’ length” dealing other than sales of equity securities to existing investors and employees in Borrower for capital raising purposes.

6.8 Other Business. Engage in any material line of business other than the business Borrower conducts as of the Execution Date, or any business closely related thereto.

6.9 Financing Statements and Other Actions. Fail to execute and deliver to Lender all financing statements, notices and other documents (including, without limitation, any filings with the United States Patent and Trademark Office and the United States Copyright Office) from time to time reasonably requested by Lender to maintain a perfected first priority security interest in the Collateral in favor of Lender, subject to Permitted Liens; perform such other acts, and execute and deliver to Lender such additional conveyances, assignments, agreements and instruments, as Lender may at any time request in connection with the administration and enforcement of this Agreement or Lender’s rights, powers and remedies hereunder, in the case of each of the foregoing promptly following Lender’s request.

6.10 Compliance. Become an “investment company” or controlled by an “investment company,” within the meaning of the Investment Company Act of 1940, or become principally engaged in, or undertake as one of its important activities, the business of extending credit for the purpose of purchasing or carrying margin stock, or use the proceeds of any Loan for such purpose. Fail to meet the minimum funding requirements of ERISA, permit a Reportable Event or Prohibited Transaction, as defined in ERISA, to occur, fail to comply with the Federal Fair Labor Standards Act or violate any law or regulation, which violation could reasonably be expected to have a Material Adverse Effect or a material adverse effect on the Collateral or the priority of Lender’s Lien on the Collateral, or permit any of its subsidiaries to do any of the foregoing.

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6.11 Other Deposit and Securities Accounts. Maintain any Deposit Accounts or accounts holding 16 securities owned by Borrower except (i) Deposit Accounts and investment/securities accounts as set forth in Schedule 3, and (ii) other Deposit Accounts and securities/investment accounts, in each case, with respect to which Borrower and Lender shall have taken such action as Lender reasonably deems necessary to obtain a perfected first priority security interest therein, subject to Permitted Liens. The provisions of the previous sentence shall not apply to Deposit Accounts (x) exclusively used for payroll, payroll taxes and other employee wage and benefit payments to or for the benefit of Borrower’s employees provided that the aggregate balance in such accounts does not exceed $100,000 for more than seven (7) consecutive days.

6.12 Prepayment of Indebtedness. Prepay, redeem or otherwise satisfy in any manner prior to the scheduled repayment thereof any Indebtedness (other than the Loans). Notwithstanding the foregoing, Lender agrees that the conversion or exchange into Borrower’s equity securities of any Indebtedness (other than the Loans) shall not be prohibited by this Section 6.12.

6.13 Repayment of Subordinated Debt. Repay, prepay, redeem’ or otherwise satisfy in any manner any Subordinated Debt, except in accordance with the terms of any subordination agreement among Borrower, Lender and the holder(s) of such Subordinated Debt. Notwithstanding the foregoing, Lender agrees that the conversion or exchange into Borrower’s equity securities of any Subordinated Debt and the payment of cash in lieu of fractional shares shall not be prohibited by this Section 6.13.

6.14 Subsidiaries.

(a) Acquire or create any Subsidiary, unless such Subsidiary becomes, at Lender’s option, either a co- borrower hereunder or executes and delivers to Lender one or more agreements, in form and substance reasonably satisfactory to Lender, containing a guaranty of the Obligations that is secured by first priority Liens on such Person’s assets. For clarity, the parties acknowledge and agree that Lender shall have the exclusive right to determine whether any such Person will be made a co-borrower hereunder or a guarantor of the Obligations. Prior to the acquisition or creation of any such Subsidiary, Borrower shall notify Lender thereof in writing, which notice shall contain the jurisdiction of such Person’s formation and include a description of such Person’s fully diluted capitalization and Borrower’s purpose for its acquisition or creation of such Subsidiary. Notwithstanding the foregoing, Lender shall not have the right to require a Foreign Subsidiary to become a co-borrower hereunder or execute and deliver to Lender one or more agreements containing a guaranty of the Obligations that is secured by first priority Liens on such Person’s assets if any of the foregoing actions could reasonably be expected to result in material adverse tax consequences to Borrower.

(b) Sell, transfer, encumber or otherwise dispose of Borrower’s ownership interest in any Subsidiary other than Permitted Liens.

(c) Cause or permit a Subsidiary to do any of the following: (i) grant Liens on such Subsidiary’s assets, except for Liens that would constitute Permitted Liens if incurred by Borrower and Liens on any property held or acquired by such Subsidiary in the ordinary course of its business securing Indebtedness incurred or assumed for the purpose of financing all or any part of the cost of acquiring such property; provided, that such Lien attaches solely to the property acquired with such Indebtedness and the proceeds thereof and that the principal amount of such Indebtedness does not exceed one hundred percent (100%) of the cost of such property; and (ii) issue any additional Shares.

6.15 Leases. Create, incur, assume, or suffer to exist any obligation as lessee for the rental or hire of any personal property (“Personal Property Leases”), except (i) Personal Property Leases constituting Indebtedness (which shall be subject to Section 6.1(f)) and (ii) Personal Property Leases not constituting Indebtedness that do not in the aggregate require Borrower to make payments (including taxes, insurance, maintenance and similar expenses which Borrower is required to pay under the terms of any lease) in any fiscal year of Borrower in excess of $50,000.

6.16 Use of Proceeds. Use the proceeds of any Additional Loan for any purpose other than the uses specified in Section 2.1(b) and in the Borrowing Request pursuant to which such Additional Loan was made.

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ARTICLE 7 - EVENTS OF DEFAULT

7.1 Events of Default; Acceleration. Upon the occurrence and during the continuation of any Default, the obligation of Lender to make any additional Loan shall be suspended. The occurrence of any of the following (each, an “Event of Default”) shall terminate any obligation of Lender to make any additional Loan; and shall, at the option of Lender (1) make all sums of interest and principal, as well as any other Obligations and amounts owing under any Loan Documents immediately due and payable without notice of default, presentment or demand for payment, protest or notice of nonpayment or dishonor or any other notices or demands and (2) give Lender the right to exercise any other right or remedy provided by contract or applicable law:

(a) Borrower shall fail to pay any principal or interest under this Agreement or any Note, or fail to pay any fees or other charges when due under any Loan Document; provided that with respect to the first such failure, the Borrower shall have a period of five (5) days from the date such payment first became due in which to cure such Default before it shall be an Event of Default hereunder.

(b) An Event of Default as defined in any other Loan Document shall have occurred.

(c) Any representation or warranty made, or financial statement, certificate or other document provided, by Borrower under any Loan Document shall prove to have been false or misleading in any material respect when made or deemed made herein.

(d) (i) Borrower shall fail to pay its debts generally as they become due; or (ii) Borrower shall commence any Insolvency Proceeding with respect to itself, an involuntary Insolvency Proceeding shall be filed against Borrower, or a custodian, receiver, trustee, assignee for the benefit of creditors, or other similar official, shall be appointed to take possession, custody or control of the properties of Borrower, and such involuntary Insolvency Proceeding, petition or appointment is acquiesced to by Borrower or is not dismissed within forty five (45) days; or (ii)! the dissolution, winding up, or termination of the business or cessation of operations of Borrower (including any transaction or series of related transactions deemed to be a liquidation, dissolution or winding up of Borrower pursuant to the provisions of Borrower’s charter documents); or (iv) Borrower shall take any corporate action for the purpose of effecting, approving, or consenting to any of the foregoing.

(e) Borrower shall be in default beyond any applicable period of grace or cure under any other agreement involving the borrowing of money, the purchase of property, the advance of credit or any other monetary liability of any kind to Lender or to any Person in an amount in excess of the Threshold Amount.

(f) Any governmental or regulatory authority shall take any judicial or administrative action, or any defined benefit pension plan maintained by Borrower shall have any unfunded liabilities, any of which, in the reasonable judgment of Lender, could reasonably be expected to have a Material Adverse Effect.

(g) Any sale, transfer or other disposition of all or substantially all of the assets of Borrower, including without limitation to any trust or similar entity, shall occur.

(h) Any judgment(s) singly or in the aggregate in excess of the Threshold Amount shall be entered against Borrower which, if not fully covered by insurance, remain unsatisfied, unvacated or unstayed pending appeal for ten (10) or more days after entry thereof.

(i) Borrower shall fail to perform or observe any covenant contained in Sections 5.11 through 5.16 or Article 6 of this Agreement, and, with respect to the covenants contained in Section 5.15, if capable of being cured, the breach of such covenant is not cured within 5 days after the date on which such breach occurred.

(j) Borrower shall fail to perform or observe any covenant contained in Article 5 (other than Sections 5.11 through 5.16) or elsewhere in this Agreement or any other Loan Document (other than a covenant which is dealt with specifically elsewhere in this Article 7) and, if capable of being cured, the breach of such covenant is not cured within 30 days after the sooner to occur of Borrower’s receipt of notice of such breach from Lender or the date on which such breach first becomes known to any officer of Borrower; provided, however that if such breach is not capable of being cured within such 30-day period and Borrower timely notifies Lender of such fact and Borrower diligently pursues such cure, then the cure period shall be extended to the date requested in Borrower’s notice but in no event more than 90 days from the initial breach; provided, further, that such additional 60-day opportunity to cure shall not apply in the case of any failure to perform or observe any covenant which has been the subject of a prior failure within the preceding 180 days or which is a willful and knowing breach by Borrower.

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(k) Any of the Key Employees ceases to be employed full-time by the Borrower for a period of more than five 5 days, other than as a result of the death or disability of such Key Employee.

7.2 Remedies upon Default. Upon the occurrence and during the continuance of an Event of Default, Lender shall be entitled to, at its option, exercise any or all of the rights and remedies available to a secured party under the UCC or any other applicable law, and exercise any or all of its rights and remedies provided for in this Agreement and in any other Loan Document. The obligations of Borrower under this Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any Obligations is rescinded or must otherwise be returned by Lender upon, on account of, or in connection with, the insolvency, bankruptcy or reorganization of Borrower or otherwise, all as though such payment had not been made.

7.3 Sale of Collateral. Subject to the Forbearance Period, upon the occurrence and during the continuance of an Event of Default, Lender may sell all or any part of the Collateral, at public or private sales, to itself, a wholesaler, retailer or investor, for cash, upon credit or for future delivery, and at such price or prices as Lender may deem commercially reasonable. To the extent permitted by law, Borrower hereby specifically waives all rights of redemption and any rights of stay or appraisal which it has or may have under any applicable law in effect from time to time. Any such public or private sales shall be held at such times and at such place(s) as Lender may determine. In case of the sale of all or any part of the Collateral on credit or for future delivery, the Collateral so sold may be retained by Lender until the selling price is paid by the purchaser, but Lender shall not incur any liability in case of the failure of such purchaser to pay for the Collateral and, in case of any such failure, such Collateral may be resold. Lender may, instead of exercising its power of sale, proceed to enforce its security interest in the Collateral by seeking a judgment or decree of a court of competent jurisdiction. Without limiting the generality of the foregoing, if an Event of Default is in existence,

(1) Subject to the rights of any third parties, Lender may license, or sublicense, whether general, special or otherwise, and whether on an exclusive or non-exclusive basis, any Copyrights, Patents or Trademarks included in the Collateral throughout the world for such term or terms, on such conditions and in such manner as Lender shall in its sole discretion determine;

(2) Lender may (without assuming any obligations or liability thereunder), at any time and from time to time, enforce (and shall have the exclusive right to enforce) against any licensee or sublicensee all rights and remedies of Borrower in, to and under any Copyright Licenses, Patent Licenses or Trademark Licenses and take or refrain from taking any action under any thereof, and Borrower hereby releases Lender from, and agrees to hold Lender free and harmless from and against any claims arising out of, any lawful action so taken or omitted to be taken with respect thereto other than claims arising out of Lender’s gross negligence or willful misconduct; and

(3) Upon request by Lender, Borrower will execute and deliver to Lender a power of attorney, in form and substance reasonably satisfactory to Lender for the implementation of any lease, assignment, license, sublicense, grant of option, sale or other disposition of a Copyright, Patent or Trademark. In the event of any such disposition pursuant to this clause 3, Borrower shall supply its know-how and expertise relating to the products or services made or rendered in connection with Patents, the manufacture and sale of the products bearing Trademarks, and its customer lists and other records relating to such Copyrights, Patents or Trademarks and to the distribution of said products, to Lender.

(4) If, at any time when Lender shall determine to exercise its right to sell the whole or any part of the Shares hereunder, such Shares or the part thereof to be sold shall not, for any reason whatsoever, be effectively registered under the Securities Act (or any similar statute), then Lender may, in its discretion (subject only to applicable requirements of law), sell such Shares or part thereof by private sale in such manner and under such circumstances as Lender may deem necessary or advisable, but subject to the other requirements of this Article 7, and shall not be required to effect such registration or to cause the same to be effected. Without limiting the generality of the foregoing, in any such event, Lender in its discretion may (i) in accordance with applicable securities laws proceed to make such private sale notwithstanding that a registration statement for the purpose of registering such Shares or part thereof could be or shall have been filed under the Securities Act (or similar statute), (ii) approach and negotiate with a single possible purchaser to effect such sale, and (iii) restrict such sale to a purchaser who is an accredited investor under the Securities Act and who will represent and agree that such purchaser is purchasing for its own account, for investment and not with a view to the distribution or sale of such Shares or any part thereof. in addition to a private sale as provided above in this Article 7, if any of the Shares shall not be freely distributable to the public without registration under the Securities Act (or similar statute) at the time of any proposed sale pursuant to this Article 7, then Lender shall not be required to effect such registration or cause the same to be effected but, in its discretion (subject only to applicable requirements of law), may require that any sale hereunder (including a sale at auction) be conducted subject to restrictions:

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(A) as to the financial sophistication and ability of any Person permitted to bid or purchase at any such sale;

(B) as to the content of legends to be placed upon any certificates representing the Shares sold in such sale, including restrictions on future transfer thereof;

(C) as to the representations required to be made by each Person bidding or purchasing at such sale relating to such Person’s access to financial information about Borrower or any of its Subsidiaries and such Person’s intentions as to the holding of the Shares so sold for investment for its own account and not with a view to the distribution thereof; and

(D) as to such other matters as Lender may, in its discretion, deem necessary or appropriate in order that such sale (notwithstanding any failure so to register) may be effected in compliance with the Bankruptcy Code and other laws affecting the enforcement of creditors’ rights and the Securities Act and all applicable state securities laws.

(5)! Borrower recognizes that Lender may be unable to effect a public sale of any or all the Shares and may be compelled to resort to one or more private sales thereof in accordance with clause (4) above. Borrower also acknowledges that any such private sale may result in prices and other terms less favorable to the seller than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall not be deemed to have been made in a commercially unreasonable manner solely by virtue of such sale being private. Lender shall be under no obligation to delay a sale of any of the Shares for the period of time necessary to permit the applicable Subsidiary to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if Borrower and/or the Subsidiary would agree to do so.

7.4 Borrower’s Obligations upon Default. Upon the request of Lender after the occurrence and during the continuance of an Event of Default, Borrower will:

(a) Assemble and make available to Lender the Collateral at such place(s) as Lender shall reasonably designate, segregating all Collateral so that each item is capable of identification; and

(b) Subject to the rights of any lessor, permit Lender, by Lender’s officers, employees, agents and representatives, to enter any premises where any Collateral is located, to take possession of the Collateral, to complete the processing, manufacture or repair of any Collateral, and to remove the Collateral, or to conduct any public or private sale of the Collateral, all without any liability of Lender for rent or other compensation for the use of Borrower’s premises.

7.5 Control Agreements. Lender agrees that it shall not deliver a notice of exclusive control, or any similar notice, to any depositary bank or securities intermediary pursuant to a control agreement among Borrower, Lender, and such depositary bank or securities intermediary unless an Event of Default has occurred and is continuing.

7.6 Forbearance. Neither this Agreement, nor any actions taken in accordance with this Agreement or the Loan Documents, including Lender’s continued making of Loans to Borrower, shall be construed as a waiver of or consent to any existing or future defaults under the Loan Documents, as to which Lender’s rights shall remain reserved. Should Lender, in its sole discretion, forbear upon the declaration, demand or enforcement of any of Lender’s rights or remedies, all of Lender’s rights and remedies under the Loan Documents and at law and in equity shall be available without restriction or modification, as if the forbearance had not occurred. Lender has fully and timely performed all of its obligations and duties in compliance with the Loan Documents and applicable law, and has acted reasonably, in good faith and appropriately under the circumstances.

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ARTICLE 8 - SPECIAL COLLATERAL PROVISIONS

8.1 Compromise and Collection. Borrower and Lender recognize that setoffs, counterclaims, defenses and other claims may be asserted by obligors with respect to certain of the Rights to Payment; that certain of the Rights to Payment may be or become uncollectible in whole or in part; and that the expense and probability of success of litigating a disputed Right to Payment may exceed the amount that reasonably may be expected to be recovered with respect to such Right to Payment. Borrower hereby authorizes Lender, after and during the continuance of an Event of Default, to compromise with the obligor, accept in full payment of any Right to Payment such amount as Lender shall negotiate with the obligor, or abandon any Right to Payment. Any such action by Lender shall be considered commercially reasonable so long as Lender acts in good faith based on information known to it at the time it takes any such action.

8.2 Performance of Borrower’s Obligations. Without having any obligation to do so, upon reasonable prior notice to Borrower, Lender may perform or pay any obligation which Borrower has agreed to perform or pay under this Agreement, including, without limitation, the payment or discharge of taxes or Liens levied or placed on or threatened against the Collateral. In so performing or paying, Lender shall determine the action to be taken and the amount necessary to discharge such obligations. Borrower shall reimburse Lender on demand for any amounts paid by Lender pursuant to this Section, which amounts shall constitute Obligations secured by the Collateral and shall bear interest from the date of demand at the Default Rate.

8.3 Power of Attorney. For the purpose of protecting and preserving the Collateral and Lender’s rights under this Agreement, Borrower hereby irrevocably appoints Lender, with full power of substitution, as its attorney-in-fact with full power and authority, after the occurrence and during the continuance of an Event of Default, to do any act which Borrower is obligated to do hereunder; to exercise such rights with respect to the Collateral as Borrower might exercise; to use such Inventory, Equipment, Fixtures or other property as Borrower might use; to enter Borrower’s premises; to give notice of Lender’s security interest in, and to collect the Collateral; and before or after Default, to execute and file in Borrower’s name any financing statements, amendments and continuation statements, account control agreements or other Security Documents necessary or desirable to create, maintain, perfect or continue the perfection of Lender’s security interests in the Collateral. Borrower hereby ratifies all that Lender shall lawfully do or cause to be done by virtue of this appointment.

8.4 Authorization for Lender to Take Certain Action. The power of attorney created in Section 8.3 is a power coupled with an interest and shall be irrevocable. The powers conferred on Lender hereunder are solely to protect its interests in the Collateral and shall not impose any duty upon Lender to exercise such powers. Lender shall be accountable only for amounts that it actually receives as a result of the exercise of such powers and in no event shall Lender or any of its directors, officers, employees, agents or representatives be responsible to Borrower for any act or failure to act, except for gross negligence or willful misconduct. After the occurrence and during the continuance of an Event of Default, Lender may exercise this power of attorney without notice to or assent of Borrower, in the name of Borrower, or in Lender’s own name, from time to time in Lender’s sole discretion and at Borrower’s expense. To further carry out the terms of this Agreement, after the occurrence and during the continuance of an Event of Default, Lender may:

(a) Execute any statements or documents or take possession of, and endorse and collect and receive delivery or payment of, any checks, drafts, notes, acceptances or other instruments and documents constituting Collateral, or constituting the payment of amounts due and to become due or any performance to be rendered with respect to the Collateral.

(b) Sign and endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts; drafts, certificates and statements under any commercial or standby letter of credit relating to Collateral; assignments, verifications and notices in connection with Accounts; or any other documents relating to the Collateral, including without limitation the Records.

(c) Use or operate Collateral or any other property of Borrower for the purpose of preserving or liquidating Collateral.

(d) File any claim or take any other action or proceeding in any court of law or equity or as otherwise deemed appropriate by Lender for the purpose of collecting any and all monies due or securing any performance to be rendered with respect to the Collateral.

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(e) Commence, prosecute or defend any suits, actions or proceedings or as otherwise deemed appropriate by Lender for the purpose of protecting or collecting the Collateral. In furtherance of this right, upon the occurrence and during the continuance of an Event of Default, Lender may apply for the appointment of a receiver or similar official to operate Borrower’s business.

(f) Prepare, adjust, execute, deliver and receive payment under insurance claims, and collect and receive payment of and endorse any instrument in payment of loss or returned premiums or any other insurance refund or return, and apply such amounts at Lender’s sole discretion, toward repayment of the Obligations or replacement of the Collateral.

8.5 Application of Proceeds. Any Proceeds and other monies or property received by Lender pursuant to the terms of this Agreement or any Loan Document may be applied by Lender first to the payment of expenses of collection, including without limitation reasonable attorneys’ fees, and then to the payment of the Obligations in such order of application as Lender may elect.

8.6 Deficiency. If the Proceeds of any disposition of the Collateral are insufficient to cover all costs and expenses of such sale and the payment in full of all the Obligations, plus all other sums required to be expended or distributed by Lender, then Borrower shall be liable for any such deficiency.

8.7 Lender Transfer. Upon the transfer of all or any part of the Obligations, Lender may transfer all or part of the Collateral and shall be fully discharged thereafter from all liability and responsibility with respect to such Collateral so transferred, and the transferee shall be vested with all the rights and powers of Lender hereunder with respect to such Collateral so transferred, but with respect to any Collateral not so transferred, Lender shall retain all rights and powers hereby given.

8.8 Lender’s Duties.

(a) Lender shall use reasonable care in the custody and preservation of any Collateral in its possession. Without limitation on other conduct which may be considered the exercise of reasonable care, Lender shall be deemed to have exercised reasonable care in the custody and preservation of such Collateral if such Collateral is accorded treatment substantially equal to that which Lender accords its own property, it being understood that Lender shall not have any responsibility for ascertaining or taking action with respect to calls, conversions, exchanges, maturities, declining value, tenders or other matters relative to any Collateral, regardless of whether Lender has or is deemed to have knowledge of such matters; or taking any necessary steps to preserve any rights against any Person with respect to any Collateral. Under no circumstances shall Lender be responsible for any injury or loss to the Collateral, or any part thereof, arising from any cause beyond the reasonable control of Lender.

(b) Lender may at any time deliver the Collateral or any part thereof to Borrower and the receipt of Borrower shall be a complete and full acquittance for the Collateral so delivered, and Lender shall thereafter be discharged from any liability or responsibility therefor.

(c) Neither Lender, nor any of its directors, officers, employees, agents, attorneys or any other person affiliated with or representing Lender shall be liable for any claims, demands, losses or damages, of any kind whatsoever, made, claimed, incurred or suffered by Borrower or any other party through the ordinary negligence of Lender, or any of its directors, officers, employees, agents, attorneys or any other person affiliated with or representing Lender.

8.9 Termination of Security Interests. Upon the payment in full of the Obligations (other than inchoate Indemnity obligations) and satisfaction of all Borrower’s obligations under this Agreement and the other Loan Documents (other than the Warrants and inchoate indemnity obligations), the security interest granted hereby shall terminate and all rights to the Collateral shall revert to Borrower. Upon any such termination, Lender shall, at Borrower’s expense, execute and deliver to Borrower such documents as Borrower shall reasonably request to evidence such termination. In connection therewith, Borrower agrees to provide Lender with information as to whether the securities issuable upon the exercise of any Warrant issued in connection with this Agreement constitute “qualified small business stock” for purposes of Section 1202(c) of the Internal Revenue Code and Section 18152.5 of the California Revenue and Taxation Code.

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ARTICLE 9 - GENERAL PROVISIONS

9.1 Notices. Any notice given by any party under any Loan Document shall be in writing and personally delivered, sent by overnight courier, or United States mail, postage prepaid, or sent by facsimile, email, or other authenticated message, charges prepaid, to the other party’s or parties’ addresses as follows:

If to the Lender:

Alternative Strategy Partners Pte. Ltd.
10 Collyer Quay Level 40 #40-53
Ocean Financial Centre, Singapore 049315
Fax:
Attn: Email:

If to the Borrower:

TAURIGA SCIENCES INC.
39 Old Ridgebury Road,
Danbury, Connecticut 06180 U.S.A.
Fax:
Attn: Seth Shaw
CEO
Email: sshaw@tauriga.com

Each party may change the address or facsimile number to which notices, requests and other communications are to be sent by giving written notice of such change to each other party. Notice given by hand delivery shall be deemed received on the date delivered; if sent by overnight courier, on the next Business Day after delivery to the courier service; if by first class mail, on the third Business Day after deposit in the U.S. Mail; if by facsimile or e-mail of a PDF document (with confirmation of transmission), on the date of transmission if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient.

9.2 Binding Effect. The Loan Documents shall be binding upon and inure to the benefit of Borrower and Lender and their respective successors and assigns; provided, however, that Borrower may not assign or transfer Borrower’s rights or obligations under any Loan Document. Lender reserves the right to sell, assign, transfer, negotiate or grant participations in all or any part of, or any interest in, Lender’s rights and obligations under the Loan Documents. In connection with any of the foregoing, Lender may disclose all documents and information which Lender now or hereafter may have relating to the Loans, Borrower, or its business, provided that any Person who receives such information shall have agreed in writing in advance to maintain the confidentiality of such information on terms no less favorable to Borrower than are set forth in Section 9.13 hereof.

9.3 No Waiver. Any waiver, consent or approval by Lender of any Event of Default or breach of any provision, condition, or covenant of any Loan Document must be in writing and shall be effective only to the extent set forth in writing. No waiver of any breach or default shall be deemed a waiver of any later breach or default of the same or any other provision of any Loan Document. No failure or delay on the part of Lender in exercising any power, right, or privilege under any Loan Document shall operate as a waiver thereof, and no single or partial exercise of any such power, right, or privilege shall preclude any further exercise thereof or the exercise of any other power, right or privilege. Lender has the right at its sole option to continue to accept interest and/or principal payments due under the Loan Documents after default, and such acceptance shall not constitute a waiver of said default or an extension of the maturity of any Loan unless Lender agrees otherwise in writing.

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9.4 Rights Cumulative. All rights and remedies existing under the Loan Documents are cumulative to, and not exclusive of, any other rights or remedies available under contract or applicable law.

9.5 Unenforceable Provisions. Any provision of any Loan Document executed by Borrower which is prohibited or unenforceable in any jurisdiction, shall be so only as to such jurisdiction and only to the extent of such prohibition or unenforceability, but all the remaining provisions of any such Loan Document shall remain valid and enforceable.

9.6 Accounting Terms. Except as otherwise provided in this Agreement, accounting terms and financial covenants and information shall be determined and prepared in accordance with GAAP.

9.7 Indemnification; Exculpation. Borrower shall pay and protect, defend and indemnify Lender and Lender’s employees, officers, directors, shareholders, affiliates, correspondents, agents and representatives (other than Lender, collectively “Agents”) against, and hold Lender and each such Agent harmless from, all claims, actions, proceedings, liabilities, damages, losses, expenses (including, without limitation, reasonable attorneys’ fees and costs) and other amounts incurred by Lender and each such Agent, arising from (i) the matters contemplated by this Agreement or any other Loan Documents, (ii) any dispute between Borrower and a third party, or (iii) any contention that Borrower has failed to comply with any law, rule, regulation, order or directive applicable to Borrower’s business; provided, however, that this indemnification shall not apply to any of the foregoing incurred solely as the result of Lender’s or any Agent’s gross negligence or willful misconduct. This indemnification shall survive the payment and satisfaction of all of Borrower’s Obligations to Lender.

9.8 Reimbursement. Borrower shall reimburse Lender for all costs and expenses, including without limitation reasonable attorneys’ fees and disbursements expended or incurred by Lender in any arbitration, mediation, judicial reference, legal action or otherwise in connection with (a) the preparation and negotiation of the Loan Documents, (b) the amendment and enforcement of the Loan Documents, including without limitation during any workout, attempted workout, and/,or in connection with the rendering of legal advice as to Lender’s rights, remedies and obligations under the Loan Documents, (c) collecting any sum which becomes due Lender under any Loan Document, (d) any proceeding for declaratory relief, any counterclaim to any proceeding, or any appeal, or (e) the protection, preservation or enforcement of any rights of Lender. For the purposes of this section, attorneys’ fees shall include, without limitation, fees incurred in connection with the following: (1) contempt proceedings; (2) discovery; (3) any motion, proceeding or other activity of any kind in connection with an Insolvency Proceeding; (4) garnishment, levy, and debtor and third party examinations; and (5) post judgment motions and proceedings of any kind, including without limitation any activity taken to collect or enforce any judgment. All of the foregoing costs and expenses shall be payable upon demand by Lender, and if not paid within forty-five (45) days of presentation of invoices shall bear interest at the Default Rate.

9.9 Execution in Counterparts. This Agreement and the other Loan Documents may be executed in any number of counterpar ts, each of whi ch sh all be deemed a n origin al, but all of wh ich toget her shall cons titut e on e and the s ame agreement . Any party may execute this Agreement and the other Loan Documents by facsimile signature or scanned signature in PDF (or like) format, and any such facsimile signature or scanned signature shall be deemed an original signature and each of the parties is hereby authorized to rely thereon.

9.10 Entire Agreement. The Loan Documents are intended by the parties as the final expression of their agreement and therefore contain the entire agreement between the parties and supersede all prior understandings or agreements concerning the subject matter hereof. This Agreement may be amended only in a writing signed by Borrower and Lender.

9.11 Governing Law and Jurisdiction.

(a) THIS AGREEMENT AND THE LOAN DOCUMENTS SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK.

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(b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF BORROWER AND LENDER CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH OF BORROWER AND LENDER IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT OR ANY DOCUMENT RELATED HERETO. BORROWER AND LENDER EACH WAIVE PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY NEW YORK LAW.

9.12 Waiver of Jury Trial. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW, BORROWER AND LENDER EACH WAIVES ITS RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR ANY PARTICIPANT OR ASSIGNEE, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. BORROWER AND LENDER EACH AGREES THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEMS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS OR ANY PROVISION HEREOF OR THEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

9.13 No Consequential Damages. Neither the Lender nor any of its respective affiliates, nor the managers, members, employees, officers, directors, trustees, partners, equity owners, agents, advisors, representatives, accountants, attorneys, successors, assigns or affiliates of any of the foregoing shall be liable for any special, indirect, consequential or punitive damages.

9.14 Release of Claims. Borrower hereby acknowledges and agrees that as of the date hereof it has no defense, counter claim, offset, cross-complaint, claim or demand of any kind or nature whatsoever that can be asserted to reduce or eliminate all or any part of its li ability to repay the obligations or to seek affirmative relief or damages of any kind or nature from the Lender. To the extent permitted by applicable law, Borrower hereby voluntarily and knowingly releases and forever discharges Lender and each of its affiliates’ respective predecessors, agents, employee s, directors, officers, partners, affiliates, attorneys, successors and assigns (collectively, the “Released Parties”) from any and all liabilities, obligations, losses, damages, penalties, claims, fees, costs, expenses, charges, advances and disbursements of any kind (including fees, costs, expenses and charges of counsel (including in-house counsel)) resulting from any action, litigation, proceeding, investigation, judgment or suit, of any nature whatsoever, whether known or unknown, anticipated or unanticipated, suspected or unsuspected, fixed, contingent or conditional, or at law or in equity, in any case originating in whole or in part on or before the date this Agreement is executed that Borrower may now or hereafter have against the Released Parties, if any, irrespective of whether any such claims arise, directly or indirectly, out of contract, tort, violation of law or regulations, or otherwise, and that arise, directly or indirectly, from any of the Loans, the exercise of any rights and remedies under this Agreement or any of the other Loan Documents, or the negotiation for and execution of this Agreement, including, without limitation, any contracting for, charging, taking, reserving, collecting or receiving interest in excess of the highest lawful rate applicable. Borrower hereby further specifically waives any rights that it may have under Section 1542 of the California Civil Code (to the extent applicable), which provides as follows: “A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR,” and further waives any similar rights under applicable laws.

9.15! Confidentiality. Lender agrees to hold in confidence all confidential information that it receives from Borrower pursuant to the Loan Documents, except for disclosure as shall be reasonably required (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such information and instructed to keep such information confidential): (a) to legal counsel and accountants for Lender;

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(b) to other professional advisors to Lender; (c) to regulatory officials having jurisdiction over Lender to the extent re qui red by la w; (d) to L ender’s investors and prospective investors, and in Lender’s SEC filings; ( e) as required by law or legal process or in connection with any legal proceeding to which Lender and Borrower are adverse parties; (f) in connection with a disposition or proposed disposition of any or all of Lender’s rights hereunder; (g) to L ender’s subsidiaries or Affiliates in connection with their business with Borrower (subject to the same confidentiality obligation set forth herein); (h) as required by valid order of a court of competent jurisdiction, administrative agency or governmental body, or by any applicable law, rule, regulation, subpoena, or any other administrative or legal process, or by applicable regulatory or professional standards, including in connection wi th any judicial or other proceeding involving Lender relating to this Agreement and the transactions contemplated here by; and (i) as required in connection with Lender’s examination or audit. For purposes of this section, Lender and Borrower agree that “confidential information” shall mean any information regarding or relating to Borrower other than: (i ) in formation wh ich is or becomes generally available to the public other than as res ult of a disc losure by Len der in violation of this section, (ii) information which becomes available to Lender from any other source (other than Borrower) which Lender does not know is bound by a confidentiality agreement with respect to the information made available, and (iii) information that Lender knows on a non- confidential basis prior to Borrower disclosing it to Lender. In addition, Bor rower agrees that Lender may us e Borrower’s name, logo and/or trademark in connection with certain promotional materials that Lender may disseminate to the public, including, but are not limited to, brochures, internet website, press releases and any other materials relating the fact that Lender has a financing relationship with Borrower.

ARTICLE 10 - DEFINITIONS

“Account” means any “account,” as such term is defined i n the UCC, now owned or hereafter acquired by Borrower or in which Borrower now holds or hereafter acquires any int erest and, in any event, shall include, w ithout limitat ion, all accou nts receiv able, boo k de bts a nd ot her for ms o f obligations (other than forms of obligations evidenced by Chattel Paper, Documents or Instruments) now owned or hereafter received or acquired by or belonging or owing to Borrower (including, without limitation, under any trade name, style or division thereof) whether arising out of goods sold or services rendered by Borrower or from any other transaction, whether or not the same involves the sale of goods or services by Borrower (including, without limitation, any such obligation that may be characterized as an account or contract right under the UCC) and all of Borrower’s rights in, to and under all purchase orders or receipts now owned or hereafter acquired by it for goods or services, and all of Borrower’s rights to any goods represented by any of the foregoing (including, without limitation, unpaid seller’s rights of rescission, replevin, reclamation and stoppage in transit and rights to returned, reclaimed or repossessed goods), and all monies due or to become due to Borrower under all purchase orders and contracts for the sale of goods or the performance of services or both by Borrower or in connection with any other transaction (whether or not yet earned by performance on the part of Borrower), now in existence or hereafter occurring, including, without limitation, the right to receive the proceeds of said purchase orders and contracts, and all collateral security and guarantees of any kind given by any Person with respect to any of the foregoing.

“ACH” has the meaning set forth in Section 5.10.

“Additional Loans” has the meaning set forth in Section 2.1(b).

“Affiliate” means any Person which directly or indirectly controls, is controlled by, or is under common control with Borrower. “Control,” “controlled by” and “under common control with” mean direct or indirect possession of the power to direct or cause the direction of management or policies (whether through ownership of voting securities, by contract or otherwise); provided, that control shall be conclusively presumed when any Person or affiliated group directly or indirectly owns five percent (5%) or more of the securities having ordinary voting power for the election of directors of a corporation.

“Agreement” has the meaning set forth in the preamble.

“Availability Period” means the period from the Execution Date until December 22, 2015.

“Bankruptcy Code” means the Federal Bankruptcy Reform Act of 1978 (11 U.S.C. §101, et seq.), as amended.

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“Borrower” has the meaning set forth in the preamble.

“Borrowing Date” means the Business Day on which the proceeds of a Loan are disbursed by Lender.

“Borrowing Request” has the meaning set forth in Section 2.3(a).

“Bridge Loan” has the meaning set forth in Section 2.1(a).

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks in New York City .or San Francisco are authorized or required by law to close.

“Change of Control” means: (a) any sale, license, or other disposition of all or substantially all of the assets of Borrower; (b) any reorganization, consolidation, merger or other transaction involving Borrower; or (c) any transaction or series of related transactions in which any Person or two or more Persons acting in concert shall have acquired by contract or otherwise, or shall have entered into a contract or arrangement that, upon consummation thereof, will result in its or their acquisition of the power to control the management of Borrower, or to control the equity interests of Borrower entitled to vote for members of the board of directors or equivalent governing body of Borrower on a fully-diluted basis (and taking into account all such securities that such Person or Persons have the right to acquire pursuant to any option right) representing 50% or more of the combined voting power of such securities (other than (1) in connection with a Qualified Public Offering or (2) a sale to recognized venture capital investors in a transaction or series of transactions effected by Borrower for financing purposes, so long as Borrower identifies to Lender the venture capital investors prior to the closing of the transaction and provides Lender with a description of the material terms of such transaction).

“Chattel Paper” means any “chattel paper,” as such term is defined in the UCC, now owned or hereafter acquired by Borrower or in which Borrower now holds or hereafter acquires any interest.

“Collateral” means all of Borrower’s right, title and interest in and to the following property, whether now owned or hereafter acquired and wherever located: (a) all Receivables; (b) all Equipment; (c) all Fixtures; (d) all General Intangibles; (e) all Inventory; (f) all Investment Property; (g) all Deposit Accounts; (h) all Shares; (i) all other Goods and personal property of Borrower, whether tangible or intangible and whether now or hereafter owned or existing, leased, consigned by or to, or acquired by, Borrower and wherever located; (j) all Records; and (k) all Proceeds of each of the foregoing and all accessions to, substitutions and replacements for, and rents, profits and products of each of the foregoing. Notwithstanding the foregoing the term “Collateral” shall not include more than sixty-five percent (65%) of the issued and outstanding capital stock, membership units or other securities entitled to vote owned or held of record by Borrower in any Subsidiary that is a controlled foreign corporation (as defined in the Internal Revenue Code), provided that the Collateral shall include one hundred percent (100%) of the issued and outstanding non-voting capital stock of such Subsidiary.

“Competitive Business” has the meaning set forth in Section 5.14.

“Copyright License” means any written agreement granting any right to use any Copyright or Copyright registration now owned or hereafter acquired by Borrower or in which Borrower now holds or hereafter acquires any interest.

“ Copyrights” means all of the following now owned or hereafter acquired by Borrower or in which Borrower now holds or hereafter acquires any interest: (i) all copyrights, whether registered or unregistered, held pursuant to the laws of the United States, any State thereof or of any other country; (ii) all registrations, applications and recordings in the United States Copyright Office or in any similar office or agency of the United States, any State thereof or any other country; (iii) all continuations, renewals or extensions thereof; and (iv) any registrations to be issued under any pending applications.

“Default” means an event which with the giving of notice, passage of time, or both would constitute an Event of Default.

“Default Rate” means the lesser of (i) eighteen percent (18%) per annum or (ii) the maximum rate of interest permitted under applicable law.

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“Deposit Accounts” means any “deposit accounts,” as such term is defined in the UCC, now owned or hereafter acquired by Borrower or in which Borrower now holds or hereafter acquires any interest.

“Designated Rate” means a fixed rate of interest per annum equal to eleven and one-half percent (11.50%).

“Documents” means any “documents,” as such term is defined in the UCC, now owned or hereafter acquired by Borrower or in which Borrower now holds or hereafter acquires any interest.

“Dollars” or “$” means lawful currency of the United States.

“Environmental Laws” means all federal, state or local laws, statutes, common law duties, rules, regulations, ordinances and codes, together with all administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any governmental authorities, in each case relating to environmental, health, or safety matters.

“Equipment” means any “equipment,” as such term is defined in the UCC, now owned or hereafter acquired by Borrower or in which Borrower now holds or hereafter acquires any interest and any and all additions, substitutions and replacements of any of the foregoing, wherever located, together with all attachments, components, parts, equipment and accessories installed thereon or affixed thereto.

“Event of Default” means any event described in Section 7.1.

“Fixtures” means any “fixtures,” as such term is defined in the UCC, now owned or hereafter acquired by Borrower or in which Borrower now holds or hereafter acquires any interest.

“Foreign Subsidiary” means any Subsidiary that is organized under any laws other than the laws of the United States, any of its states or the District of Columbia.

“GAAP” means generally accepted accounting principles and practices consistent with those principles and practices promulgated or adopted by the Financial Accounting Standards Board and the Board of the American Institute of Certified Public Accountants, their respective predecessors and successors. Each accounting term used but not otherwise expressly defined herein shall have the meaning given it by GAAP.

“General Intangibles” means any “general intangibles,” as such term is defined in the UCC, now owned or hereafter acquired by Borrower or in which Borrower now holds or hereafter acquires any interest and, in any event, shall include, without limitation, all right, title and interest that Borrower may now or hereafter have in or under any contract, all customer lists, Copyrights, Trademarks, Patents, websites, domain names, and all applications therefor and reissues, extensions, or renewals thereof, other items of, and rights to, Intellectual Property, interests in partnerships, joint ventures and other business associations, Licenses, permits, trade secrets, proprietary or confidential information, inventions (whether or not patented or patentable), technical information, procedures, designs, knowledge, know-how, software, data bases, data, skill, expertise, recipes, experience, processes, models, drawings, materials and records, goodwill (including, without limitation, the goodwill associated with any Trademark, Trademark registration or Trademark licensed under any Trademark License), claims in or under insurance policies, including unearned premiums, uncertificated securities, money, cash or cash equivalents, deposit, checking and other bank accounts, rights to sue for past, present and future infringement of Copyrights, Trademarks and Patents, rights to receive tax refunds and other payments and rights of indemnification.

“Goods” means any “goods,” as such term is defined in the UCC, now owned or hereafter acquired by Borrower or in which Borrower now holds or hereafter acquires any interest.

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“Indebtedness” of any Person means at any date, without duplication and without regard to whether matured or unmatured, absolute or contingent: (i) all obligations of such Person for borrowed money; (ii) all obligations of such Person of such Person to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business; (iv) all obligations of such Person as lessee under capital leases; (v) all obligations of such Person to reimburse or prepay any bank or other Person in respect of amounts paid under a letter of credit, banker’s acceptance, or similar instrument, whether drawn or undrawn; (vi) all obligations of such Person to purchase securities which arise out of or in connection with the sale of the same or substantially similar securities; (vii) all obligations of such Person to purchase, redeem, exchange, convert or otherwise acquire for value any capital stock of such Person or any warrants, rights or options to acquire such capital stock, now or hereafter outstanding, except to the extent that such obligations remain performable solely at the option of such Person and excluding obligations arising from repurchases of Borrower’s stock to the extent permitted in Section 6.3 hereof; (viii) all obligations to repurchase assets previously sold (including any obligation to repurchase any accounts or chattel paper under any factoring, receivables purchase, or similar arrangement); (ix) obligations of such Person under interest rate swap, cap, collar or similar hedging arrangements; and (x) all obligations of others of any type described in clause (i) through clause (ix) above guaranteed by such Person.

“Insolvency Proceeding” means with respect to a Person (a) any case, action or proceeding before any court or other governmental authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors with respect to such Person, or (b) any general assignment for the benefit of creditors, composition, marshalling of assets for creditors, or other, similar arrangement in respect of such Person’s creditors generally or any substantial portion of its creditors, undertaken under U.S. Federal, state or foreign law, including the Bankruptcy Code, but in each case, excluding any avoidance or similar action against such Person commenced by an assignee for the benefit of creditors, bankruptcy trustee, debtor in possession, or other representative of another Person or such other Person’s estate.

“Instruments” means any “instrument,” as such term is defined in the UCC, now owned or hereafter acquired by Borrower or in which Borrower now holds or hereafter acquires any interest.

“Intellectual Property” means all of Borrower’s Copyrights, Trademarks, Patents, Licenses, trade secrets, source codes, customer lists, proprietary or confidential information, inventions (whether or not patented or patentable), technical information, procedures, designs, knowledge, know-how, software, data bases, skill, expertise, experience, processes, models, drawings, materials, records and goodwill associated with the foregoing.

“Intellectual Property Security Agreement” means any Intellectual Property Security Agreement executed and delivered by Borrower in favor of Lender, as the same may be amended, supplemented, or restated from time to time.

“Inventory” means any “inventory,” as such term is defined in the UCC, wherever located, now owned or hereafter acquired by Borrower or in which Borrower now holds or hereafter acquires any interest, and, in any event, shall include, without limitation, all inventory, goods and other personal property that are held by or on behalf of Borrower for sale or lease or are furnished or are to be furnished under a contract of service or that constitute raw materials, work in process or materials used or consumed or to be used or consumed in Borrower’s business, or the processing, packaging, promotion, delivery or shipping of the same, and all finished goods, whether or not the same is in transit or in the constructive, actual or exclusive possession of Borrower or is held by others for Borrower’s account, including, without limitation, all goods covered by purchase orders and contracts with suppliers and all goods billed and held by suppliers and all such property that may be in the possession or custody of any carriers, forwarding agents, truckers, warehousemen, vendors, selling agents or other Persons.

“Investment Property” means any “investment property,” as such term is defined in the UCC, now owned or hereafter acquired by Borrower or in which Borrower now holds or hereafter acquires any interest.

“Investor Director” means any Person designated by the Lender, who shall be elected to the Board of Directors of the Borrower and whose approval will be required for the decision of Borrower to file a petition for bankruptcy or otherwise to wind up or liquidate or enter into any transaction that would constitute a Change of Control.

“Key Employees” means Seth Shaw and Ghalia Lahlou.

“Lender” has the meaning set forth in the preamble.

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“Letter of Credit Rights” means any “letter of credit rights,” as such term is defined in the UCC, now owned or hereafter acquired by Borrower or in which Borrower now holds or hereafter acquires any interest, including any right to payment under any letter of credit.

“License” means any Copyright License, Patent License, Trademark License or other license of rights or interests now held or hereafter acquired by Borrower or in which Borrower now holds or hereafter acquires any interest and any renewals or extensions thereof.

“Lien” means any mortgage, deed of trust, pledge, hypothecation, assignment for security, security interest, encumbrance, levy, lien or charge of any kind, whether voluntarily incurred or arising by operation of law or otherwise, against any property, any conditional sale or other title retention agreement, any lease in the nature of a security interest, and the filing of any financing statement (other than a precautionary financing statement with respect to a lease that is not in the nature of a security interest) under the UCC or comparable law of any jurisdiction.

“Loan” means an extension of credit by Lender under this Agreement.

“Loan Documents” means, individually and collectively, this Agreement, each Note, the Intellectual Property Security Agreement, and any other security or pledge agreement(s), any Warrants issued by Borrower to Lender (or its designee) in connection with this Agreement, the guarantee executed by the Guarantor and all other contracts, instruments, addenda and documents executed in connection with this Agreement or the extensions of credit which are the subject of this Agreement.

“Material Adverse Effect” or “Material Adverse Change” means (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties, or condition (financial or otherwise) of Borrower; (b) a material impairment of the ability of Borrower to perform under any Loan Document; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against Borrower of any Loan Document.

“Maximum Amount” means, with respect to Additional Loans, two hundred and fifty thousand Dollars ($250,000.00).

“Next Financing” shall mean the next sale after the Execution Date by the Company of debt or equity that results in gross proceeds to the Company of at least $8,000,000.

“Note” means a promissory note substantially in the form attached hereto as Exhibit A, executed by Borrower evidencing each Loan.

“Obligations” means all debts, obligations and liabilities of Borrower to Lender currently existing or now or hereafter made, incurred or created under, pursuant to or in connection with this Agreement or any other Loan Document (other than any Warrant), whether voluntary or involuntary and however arising or evidenced, whether direct or acquired by Lender by assignment or succession, whether due or not due, absolute or contingent, liquidated or unliquidated, determined or undetermined, and whether Borrower may be liable individually or jointly, or whether recovery upon such debt may be or become barred by any statute of limitations or otherwise unenforceable; and all renewals, extensions and modifications thereof; and all attorneys’ fees and costs incurred by Lender in connection with the collection and enforcement thereof as provided for in any Loan Document (other than any Warrant). For the avoidance of doubt, the Obligations shall not include any obligations under the Warrants.

“Patent License” means any written agreement granting any right with respect to any invention on which a Patent is in existence now owned or hereafter acquired by Borrower or in which Borrower now holds or hereafter acquires any interest.

“Patents” means all of the following property now owned or hereafter acquired by Borrower or in which Borrower now holds or hereafter acquires any interest: (a) all letters patent of, or rights corresponding thereto in, the United States or any other country, all registrations and recordings thereof, and all applications for letters patent of, or rights corresponding thereto in, the United States or any other country, including, without limitation, registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country; (b) all reissues, continuations, continuations-in-part or extensions thereof; (c) all petty patents, divisionals, and patents of addition; and (d) all patents to be issued under any such applications.

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“Permitted Lien” means:

(a) involuntary Liens which, in the aggregate, would not have a Material Adverse Effect and which in any event would not exceed, in the aggregate, the Threshold Amount;

(b) Liens for current taxes or other governmental or regulatory assessments which are not delinquent, or which are contested in good faith by the appropriate procedures and for which appropriate reserves are maintained;

(c) security interests on any property held or acquired by Borrower in the ordinary course of business securing Indebtedness incurred or assumed for the purpose of financing all or any part of the cost of acquiring such property; provided, that such Lien attaches solely to the property acquired with such Indebtedness and the proceeds thereof and that the principal amount of such Indebtedness does not exceed one hundred percent (100%) of the cost of such property;

(d) Liens in favor of Lender;

(e) bankers’ liens, rights of setoff and similar Liens incurred on deposits made in the ordinary course of business as long as an account control agreement (or equivalent) for each account in which such deposits are held in a form acceptable to Lender has been executed and delivered to Lender unless waived by Lender in writing;

(f) materialmen’s, mechanics’, repairmen’s, employees’ or other like Liens arising in the ordinary course of business and which are not delinquent for more than 45 days or are being contested in good faith by appropriate proceedings;

(g) any judgment, attachment or similar Lien, unless the judgment it secures has not been discharged or execution thereof effectively stayed and bonded against pending appeal within 30 days of the entry thereof;

(h) licenses or sublicenses of Intellectual Property in accordance with the terms of Section 6.5 hereof;

(i) Liens securing Subordinated Debt;

(j) Liens which have been approved by Lender in writing prior to the Execution Date, as shown on Schedule 6.2 hereto;

(k) Liens in favor of any depository bank or securities intermediary as described in any deposit account control agreement or securities account control agreement among a Borrower, Lender, and such depository bank or securities intermediary;

(l) Liens incurred or deposits made to secure the performance of tenders, bids, real property leases, letters of credit that secure real property leases, statutory or regulatory obligations (other than Liens arising under ERISA or environmental Liens), surety and appeal bonds, government contracts, performance and return-of-money bonds, and other obligations of like nature, in each case, in the ordinary course of business;

(m) Liens incurred or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security; and

(n) easements, reservations, rights-of-way, restrictions, minor defects or irregularities in title and other similar Liens affecting real property not interfering in any material respect with the ordinary course of the business of Borrower;

(o) Liens in favor of customs and revenue authorities arising as a matter of law, in the ordinary course of Borrowers’ business, to secure payment of customs duties in connection with the importation of goods; and

(p) Liens incurred in the extension, renewal or refinancing of the indebtedness secured by Liens described in (a) through (n) above, but any extension, renewal or replacement Lien must be limited to the property encumbered by the existing Lien and the principal amount of the indebtedness may not increase.

“Person” means any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, limited liability company, institution, public benefit corporation, other entity or government (whether federal, state, county, city, municipal, local, foreign, or otherwise, including any instrumentality, division, agency, body or department thereof).

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“Personal Property Leases” has the meaning set forth in Section 6.15.

“Primary Operating Account” has the meaning set forth in Section 5.10.

“Proceeds” means “proceeds,” as such term is defined in the UCC and, in any event, shall include, without limitation, (a) any and all Accounts, Chattel Paper, Instruments, cash or other forms of money or currency or other proceeds payable to Borrower from time to time in respect of the Collateral, (b) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to Borrower from time to time with respect to any of the Collateral, (c) any and all payments (in any form whatsoever) made or due and payable to Borrower from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any governmental authority (or any Person acting under color of governmental authority), (d) any claim of Borrower against third parties (i) for past, present or future infringement of any Copyright, Patent or Patent License or (ii) for past, present or future infringement or dilution of any Trademark or Trademark License or for injury to the goodwill associated with any Trademark, Trademark registration or Trademark licensed under any Trademark License and (e) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral.

“Qualified Public Offering” means the closing of a firmly underwritten public offering (other than U. S. O T C Markets ) of Borrower’s common stock with aggregate proceeds of not less than $20,000,000 (prior to underwriting expenses and commissions).

“Receivables” means all of Borrower’s Accounts, Instruments, Documents, Chattel Paper, Supporting Obligations, and letters of credit and Letter of Credit Rights.

“Records” means all Borrower’s computer programs, software, hardware, source codes and data processing information, all written documents, books, invoices, ledger sheets, financial information and statements, and all other writings concerning Borrower’s business.

“Reinvestment Amount” has the meaning set forth in Section 2.8(c).

“Related Person” means any Affiliate of Borrower, or any officer, employee, director or equity security holder of Borrower or any Affiliate.

“Released Parties” has the meaning set forth in Section 9.14.

“Execution Date” means the date of this Agreement.

“Rights to Payment” means all Borrower’s accounts, instruments, contract rights, documents, chattel paper and all other rights to payment, including, without limitation, the Accounts, all negotiable certificates of deposit and all rights to payment under any Patent License, any Trademark License, or any commercial or standby letter of credit.

“Security Documents” means this Agreement, the guaranty executed by the Guarantor, the Intellectual Property Security Agreement, and any and all account control agreements, collateral assignments, chattel mortgages, financing statements, amendments to any of the foregoing and other documents from time to time executed or filed to create, perfect or maintain the perfection of Lender’s Liens on the Collateral.

“Shares” means: (a) one hundred percent (100%) of the issued and outstanding capital stock, membership units or other securities owned or held of record by Borrower in any Subsidiary that is not a controlled foreign corporation (as defined in the Internal Revenue Code), and (b) 65% of the issued and outstanding capital stock, membership units or other securities entitled to vote owned or held of record by Borrower in any Subsidiary that is a controlled foreign corporation (as defined in the Internal Revenue Code).

“Subordinated Debt” means Indebtedness (i) approved by Lender; and (ii) where the holder’s right to payment of such Indebtedness, the priority of any Lien securing the same, and the rights of the holder thereof to enforce remedies against Borrower following default have been made subordinate to the Liens of Lender and to the prior payment to Lender of the Obligations, either (A) pursuant to a written subordination agreement approved by Lender in its sole but reasonable discretion or (B) on terms otherwise approved by Lender in its sole but reasonable discretion.

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“Subsidiary” means any Person a majority (determined on a “fully diluted” basis) of the equity ownership or voting stock of which is directly or indirectly now owned or hereafter acquired by Borrower or by one or more other Subsidiaries, or in which Borrower or one or more other Subsidiaries directly or indirectly now holds or hereafter acquires any interest.

“Supporting Obligations” means any “supporting obligations,” as such term is defined in the UCC, now owned or hereafter acquired by Borrower or in which Borrower now holds or hereafter acquires any interest.

“Surviving Entity” has the meaning set forth in Section 6.4.

“Threshold Amount” means one hundred thousand Dollars ($10,000).

“Trademark License” means any written agreement granting any right to use any Trademark or Trademark registration now owned or hereafter acquired by Borrower or in which Borrower now holds or hereafter acquires any interest.

“Trademarks” means all of the following property now owned or hereafter acquired by Borrower or in which Borrower now holds or hereafter acquires any interest: (a) all trademarks, tradenames, corporate names, business names, trade styles, service marks, logos, other source or business identifiers, prints and labels on which any of the foregoing have appeared or appear, designs and general intangibles of like nature, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and any applications in connection therewith, including, without limitation, registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof and (b) reissues, extensions or renewals thereof.

“Transfer” has the meaning set forth in Section 6.5.

“UCC” means the Uniform Commercial Code as the same may, from time to time, be in effect in the State of New York; provided, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of, or remedies with respect to, Lender’s Lien on any Collateral is governed by the Uniform Commercial Code as enacted and in effect in a jurisdiction other than the State of New York, the term “UCC” shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority or remedies and for purposes of definitions related to such provisions. Unless otherwise defined herein, terms that are defined in the UCC and used herein shall have the meanings given to them in the UCC.

“Waiver” has the meaning set forth in Section 5.9(e).

“Warrants” means the warrants to be issued with respect to the Bridge Loan and the warrants to be issued with respect to the Additional Loan.

[Signature page follows]

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

BORROWER:

TAURIGA SCIENCE INC.

By: ___________

Name: Seth Shaw
Title: CEO

LENDER:

ALTERNATIVE STRATEGY PARTNERS PTE. LTD.

By: ______________________
Name:
Title: Director

[Signature page lo#Loan and Security Agreement ]